EXHIBIT 10.3


                                   MIZNER PARK

                             RETAIL LEASE AGREEMENT

                                 By and between

                     CROCKER DOWNTOWN DEVELOPMENT ASSOCIATES

                                   as Landlord

                                       and

                               GKN HOLDINGS CORP.

                                    as Tenant

                                DATE: 2-10, 1992


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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
Section 1.      Summary of Lease Provisions ..............................    1

       1.1      Basic Data ...............................................    1

Section 2.      Basic Lease Provisions ...................................    2

       2.1      Premises .................................................    2
       2.2      Use of Common Areas ......................................    3
       2.3      Length of Term ...........................................    3
       2.4      Commencement of Rent and Term ............................    3
       2.5      Obligations of Tenant before
                  Lease Term Begins ......................................    4
       2.6      Failure of Tenant to Open ................................    4
       2.7      Excuse of Landlord's Performance .........................    5

Section 3.      Rent and Assessments of Tenant ...........................    5

       3.1      Fixed Minimum Annual Rent ................................    5
       3.2      Percentage Rent ..........................................    5
       3.3      Sales, Use and Rent Taxes,
                  Personal Property Taxes ................................    7
       3.4      Real Estate Taxes and Improvement
                  Assessments ............................................    7
       3.5      Tenant to Bear Proportionate
                  Share of Common Costs ..................................    8
       3.6      Additional Rent ..........................................   11
       3.7      Rent Defined .............................................   11
       3.8      Tenant's Records .........................................   11
       3.9      Reports by Tenant ........................................   12
       3.10     Right to Examine Books ...................................   12
       3.11     Audit ....................................................   13

Section 4.      Common Areas .............................................   14

       4.1      Use of Center Common Areas
                  and Project Common Areas ...............................   14
       4.2      License to Use Common Areas ..............................   14

Section 5.      Construction of Premises .................................   14

       5.1      Landlord's Work ..........................................   14
       5.2  (a) Tenant's Work ............................................   15
            (b) Mechanics Liens ..........................................   15
       5.3      Acceptance by Tenant .....................................   16
       5.4      Changes to Center and Center
                  Common Areas ...........................................   16

Section 6.      Conduct of Business by Tenant ............................   16

       6.1      Use of Premises ..........................................   16
       6.2      Operation of Business ....................................   16



                                       (i)

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                                                                            Page
                                                                            ----
Section 7.      Security Deposit .........................................   17

       7.1      Amount and Use of Deposit ................................   17
       7.2      Return of Deposit ........................................   17
       7.3      Transfer of Deposit ......................................   17

Section 8.      Signs, Awnings, Canopies,
                  Fixtures, Alterations ..................................   18

       8.1      Installation by Tenant ...................................   18
       8.2      Responsibility of Tenant .................................   18
       8.3      Bonds ....................................................   18
       8.4      Signs ....................................................   18

Section 9.      Repairs and Maintenance of
                  Premises ...............................................   19

       9.1      Responsibilities of Landlord .............................   19
       9.2      Responsibilities of Tenant ...............................   19

Section 10.     Insurance and Indemnity ..................................   22

       10.1     Liability Insurance ......................................   22
       10.2     Plate Glass Insurance ....................................   22
       10.3     Fire and Extended Coverage
                  Insurance ..............................................   22
       10.4     Increase in Fire Insurance
                  Premium ................................................   23
       10.5     Indemnification of Landlord ..............................   23
       10.6     Waiver of Subrogation ....................................   24

Section 11.     Services and Utilities ...................................   24

Section 12.     Subordination and Attornment .............................   25

       12.1     Subordination ............................................   25
       12.2     Attornment ...............................................   25
       12.3     Financing Agreements .....................................   25

Section 13.     Assignment and Subletting ................................   25

       13.1     Consent Required .........................................   25
       13.2     Significant Change of
                  Ownership ..............................................   25

Section 14.     Waste, Governmental Regulations ..........................   26

       14.1     Waste or Nuisance ........................................   26
       14.2     Governmental Regulations .................................   26
       14.3     Hazardous Substances .....................................   26

Section 15.     Tenant's Compliance ......................................   26

Section 16.     Advertising, Promotion Fund ..............................   26

       16.1     Solicitation of Business .................................   26
       16.2     Advertised Name and Address ..............................   26
       16.3     Letters and Marks ........................................   27
       16.4     Promotion Fund ...........................................   27


                                      (ii)

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                                                                            Page
                                                                            ----
Section 17.     Destruction of Leased Premises ...........................   27

       17.1     Total or Partial Destruction .............................   27
       17.2     Destruction of Shopping Center ...........................   28
       17.3     Damage Near End of Term ..................................   28
       17.4     Reconstruction of Improvements ...........................   28
       17.5     Termination ..............................................   29

Section 18.     Eminent Domain ...........................................   29

       18.1     Total Condemnation .......................................   29
       18.2     Partial Condemnation .....................................   29
       18.3     Landlord's Damages .......................................   29
       18.4     Tenant's Damages .........................................   29
       18.5     Sale Under Threat of
                  Condemnation ...........................................   30

Section 19.     Default of Tenant ........................................   30

       19.1     Event(s) of Default ......................................   30
       19.2     Remedies of Landlord .....................................   31
       19.3     Waiver ...................................................   32
       19.4     Expenses of Enforcement ..................................   32
       19.5     Legal Expenses ...........................................   33

Section 20.     Access by Landlord .......................................   33

       20.1     Right of Entry ...........................................   33

Section 21.     Tenant's Property ........................................   34

       21.1     Taxes of Leasehold .......................................   34
       21.2     Loss of Damage ...........................................   34
       21.3     Notice by Tenant .........................................   34
       21.4     Lien for Rent ............................................   34

Section 22.     Holding Over, Successors .................................   34

       22.1     Holding Over .............................................   34
       22.2     Successors ...............................................   35

Section 23.     Quiet Enjoyment ..........................................   35

Section 24.     Miscellaneous ............................................   35

       24.1     Accord and Satisfaction ..................................   35
       24.2     Entire Agreement .........................................   35
       24.3     No Partnership ...........................................   36
       24.4     Notices ..................................................   36
       24.5     Captions and Section Numbers .............................   36
       24.6     Use of Pronoun ...........................................   36
       24.7     Brokers Commission .......................................   37
       24.8     Partial Invalidity .......................................   37
       24.9     Estoppel Certificate .....................................   37
       24.10    Recording ................................................   38
       24.11    Liability of Landlord ....................................   38
       24.12    Waiver by Tenant .........................................   38
       24.13    Time of Essence ..........................................   38
       24.14    Guaranty .................................................   38


                                      (iii)

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EXHIBITS
- --------
Exhibit A   - Site Plan of Project
Exhibit B   - Floor Plan
Exhibit C   - Schedule of Adjustments in Fixed Minimum
                Annual Rent
Exhibit D   - Landlord's Work and Tenant's Work
Exhibit F   - Rules and Regulations


RIDERS
- ------
Rider No. 1 - Tenant Finish Work Requirements
Rider No. 2 - Radon Disclosure
Rider No. 3 - Renewal Option
Rider No. 4 - Subletting and Assignment
Rider No. 5 - Tenant's Right to Terminate


                                      (iv)

INDEX OF DEFINED TERMS

                                                               Section (or page)

Additional Rent...............................................       3.6
Agency .......................................................       3.4(b)
Agency Intangibles Tax........................................       3.4(b)
Agency Payment................................................       3.4(b)
Annual Report.................................................       3.9
Anticipated Lease Term Commencement Date......................       1.1(a)
Association...................................................       3.5(a)
Center .......................................................       1.1(b)
Center Common Areas...........................................       4.1
Center Operating Costs........................................       3.5(a)
Commencement Date.............................................       2.4
Declaration...................................................       3.5(a)
Event of Default..............................................      19.1
Fixed Minimum Annual Rent.....................................       1.1(c)
Gross Leasable Area of the Premises...........................       1.1(d)
Gross Sales...................................................       3.2(c)
Ground Lease..................................................       3.4(b)
Guarantor(s)..................................................       1.1(e)
Guarantor's Address...........................................       1.1(e)
Landlord......................................................       1
Landlord's Address............................................       1.1(f)
Landlord's Work...............................................       5.1
Lease Term....................................................       1.1(g)
Leasing Broker................................................       1.1(h)
Minimum Gross Sales...........................................       1.1(i)
Parking Spaces................................................       1.1(j)
Percentage Rent Factor........................................       1.1(k)
Permitted Use of Premises.....................................       1.1(l)
Premises......................................................       1.1(m)
Project.......................................................       2.1(a)
Project Common Areas..........................................       4.1
Promotion Fund................................................      16.4(a)
Proportionate Share...........................................       1.1(n)
Quarterly Report..............................................       3.9
Rent .........................................................       3.7
Security Deposit..............................................       1.1(o)
Substantially Ready For Occupancy.............................       2.4
Substituted Space.............................................       2.1(c)
Tenant .......................................................       1
Minimum Tenant Business Hours.................................       1.1(q)
Tenant's Address..............................................       1.1(p)
Tenant's General Office Address...............................       1.1(r)
Tenant's Trade Name...........................................       1.1(s)
Tenant's Work.................................................       5.2(a)


                                       (v)

                                   MIZNER PARK

                             RETAIL LEASE AGREEMENT

     THIS LEASE, made as of the 10 day of FEB, 1992, by CROCKER DOWNTOWN DEVELOPMENT ASSOCIATES, a Florida general partnership, ("Landlord"), and GKN HOLDINGS CORP ("Tenant").

                              W I T N E S S E T H:

     Section 1. Summary of Lease Provisions.

     1.1 Basic Data. All references in this Lease to the following terms will be accorded the meanings hereinafter provided, as though such meaning was fully set forth in the text hereof. This subsection, together with the terms herein referenced shall constitute an integral part of this Lease.

          (a) Anticipated Lease Term Commencement Date: June 1, 1992 (see
Section 2.4).

          (b) Center: The retail and professional office center located in the Project and the parking areas and other improvements appurtenant thereto, as illustrated on Exhibit "A" attached hereto.

          (c) Fixed Minimum Annual Rent: See Exhibit "C" attached hereto, together with all applicable sales tax thereon (see Section 3.1).

          (d) Gross Leasable Area of the Premises: Approximately 1,500 square feet (see Section 2.1).

          (e) Guarantor(s): None (see Section 24.14).
 Guarantor's Address: __________________________________________________________
________________________________________________________________________________

          (f) Landlord's Address: 5355 Town Center Road, Suite 600, Boca Raton, Florida 33486 (see Section 24.4).

          (g) Lease Term: Sixty (60) calendar months (see Section 2.3).

          (h) Leasing Broker: None (see Section 24.7).

          (i) Minimum Gross Sales: N/A (see Section 3.2).

          (j) Parking Spaces: Two (2) reserved

          (k) Percentage Rent Factor: N/A (see Section 3.2).

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          (l) Permitted Use of Premises: Office space for securities brokerage firm. Landlord shall lease no other retail space for such permitted use. (see
Section 6.1).

          (m) Premises: Suite No. 405 located on the _______ floor of the Center, all within the Project, as delineated in Exhibit "A" of this Lease (see
Section 2.1).

          (n) Proportionate Share: Tenant's Proportionate Share of amounts allocable to tenants of the Center shall be One and three tenths percent (1.3%). Landlord reserves the right, in its reasonable discretion, to change Tenant's Proportionate Share percentage, such that charges shall be equitably borne by tenants of the Center. (See Section 3.4, 3.5).

          (o) Security Deposit: $2,500.00 (See Section 7.1).

          (p) Tenant's Address: 61 Broadway - 12th Floor New York, New York 10006 (see Section 24.4).

          (q) Tenant Business Hours:

              8:00 a.m. - 6:00 p.m., Monday - Friday

          (r) Tenant's General Office Address (if different from above):
_______________________________________________________________________________.

          (s) Tenant's Trade Name: GKN SECURITIES (see Section 16.1).

     Section 2. Basic Lease Provisions.

     2.1 Premises.

          (a) In consideration of the rents, covenants and agreements hereafter reserved and contained on the part of Tenant to be observed and performed, Landlord demises and leases to Tenant, and Tenant rents from Landlord, the Premises, as specified in Section 1.1(m), now existing or hereafter to be erected in Boca Raton, Palm Beach County, Florida, located within and being a portion of a mixed-use development known as Mizner Park (the "Project"). No deduction or exclusion from leasable area shall be made in computing Gross Leasable Area of the Premises as specified in Section 1.1(d) by reason of columns, stairs, or other interior construction or equipment, or alteration of the Premises in any manner by Tenant, and all dimensions shall be measured from the center line of interior walls or from the exterior face of the exterior lease line, as shown on the Floor Plan attached hereto as Exhibit "B". The Gross Leasable Area of the Premises as specified in Section 1.1(d) shall be used in the calculation of rent and other sums as appropriate under this Lease.

          (b) Landlord reserves the right to make such amendments, changes and revisions to the site plan or

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buildings of the Project as Landlord, in its sole discretion, may deem proper.

     2.2 Use of Common Areas. The use and occupation by Tenant of the Premises shall include the non-exclusive use (subject to Section 2.1(b)), in common with other persons or entities entitled thereto, of the Center Common Areas and the Project Common Areas (as hereinafter defined) as such common areas now exist or as such common areas may hereafter be constructed for the benefit of or as a part of the Center, and other facilities as may be designated from time to time by Landlord, subject, however, to the terms and conditions of this Lease and to the rules and regulations for the use thereof as prescribed from time to time.

     2.3 Length of Term. The term of this Lease shall be as provided in Section 1.1(g) hereof.

     2.4 Commencement of Rent and Term. The term of this Lease (and Tenant's obligation to pay rent and all forms of additional rent due hereunder for all of the Premises unless otherwise set forth herein) shall commence one hundred eighty (180) days after Landlord has delivered to Tenant a fully executed Lease, at which time Tenant shall have access to the Premises to commence construction. Landlord shall, in accordance with the foregoing, fix the

Commencement Date of the term of this Lease (the "Commencement Date"), and shall notify Tenant of the date so fixed. The parties agree, if Landlord so requests, thereafter to execute a written memorandum confirming such Commencement Date as well as the expiration date of this Lease, which memorandum shall become a part of this Lease. The failure of the parties to execute such memorandum shall not affect the validity of the Commencement Date as fixed by Landlord. The Commencement Date notwithstanding, Tenant may occupy the Premises upon issuance of a Certificate of Occupancy.

     The Premises shall be deemed Substantially Ready for Occupancy on the date that a Certificate of Occupancy or equivalent instrument is issued with respect to the Premises by the City of Boca Raton, Florida, notwithstanding that minor punchlist or insubstantial details of construction, decoration or mechanical adjustment remain to be performed.

     Under no circumstances, however, may Tenant enter into possession of the Premises prior to receipt by Tenant from Landlord of the notice that the Premises are ready for Tenant's Work or otherwise upon the express written consent of Landlord and subject to any terms of such consent. Should the term of this Lease and Tenant's obligation to pay rent commence on day other than the first day of a month, then the term of this Lease, for purposes of Section 2.3 only, shall commence on the first day of the following month. Tenant shall pay rent for the fractional month preceding the Commencement Date if the Commencement Date is on a day other than the first day of a month, on a per diem basis (calculated on the basis of a thirty-day month) payable upon occupancy of the Premises by Tenant. Any rent payment hereunder for any other fractional month shall likewise be calculated and paid on such per diem basis.

     2.5 Obligations of Tenant Before Lease Term Begins. Tenant shall observe and perform all of its obligations under this Lease (except its obligations to conduct business and to pay Fixed Minimum Annual Rent, Annual Percentage Rent, its Proportionate Share of the Center Operating Costs as provided in Section 3.5, and its pro rata share of real estate taxes as provided in Section 3.4) from the date upon which the Premises are delivered to Tenant for its Tenant's Work until the Commencement Date (if same shall occur thereafter) in the same manner as though the Lease Term began when the Premises were delivered to Tenant.

     2.7 Excuse of Landlord's Performance. Anything in this Lease to the contrary notwithstanding, Landlord shall not be deemed in default with respect to failure to perform any of the terms, covenants and conditions of this Lease if such failure to perform shall be due to any strike, lockout, civil commotion, war-like operation, invasion, rebellion, hostilities, military or usurped power, sabotage, government regulations or controls, inability to obtain any material, utilities, service or financing, through Act of God or other cause beyond the control of Landlord. If construction of the Center is not commenced within one
(1) year after the date of this Lease as evidenced by the issuance of a building permit therefor, this Lease may be terminated at the option of either party by written notice to the other within (10) days subsequent to the expiration of the said one (1) year period, whereupon this Lease shall cease and terminate and the parties shall be released and discharged from any and all liability hereunder.

     Section 3. Rent and Assessments of Tenant.

     3.1 Fixed Minimum Annual Rent. The Fixed Minimum Annual Rent as provided in
Section 1.1(c) hereof shall be payable by Tenant during the term of this Lease, in equal monthly installments, together with all applicable sales taxes thereon, on the first day of each month, in advance, at Landlord's Address as provided in
Section 1.1(f) of this Lease, or at such other place designated by Landlord, without any prior demand therefor and without any deduction, holdback, setoff or defense whatsoever. The Fixed Minimum Annual Rent payable hereunder shall be adjusted in accordance with the terms and provisions of Exhibit "C" attached hereto as a part of this Lease.

     3.3 Sales, Use and Rent Taxes, Personal Property Taxes. Tenant shall pay, as additional rent, its Proportionate Share, as defined in Section 1.1(n), of all sales, use and other taxes imposed by any governmental authorities upon the manufacture, sale, use, transmission, distribution or other process necessary or incidental to the furnishing of sewer, water, electricity, and domestic water or other services to the Premises. Tenant shall pay before delinquency all personal taxes and assessments on the furniture, fixtures, equipment, and other property of Tenant located in the Premises and on additions and improvements in the Premises belonging to Tenant. Tenant shall also pay, as Additional Rent, if applicable, even though the taxing statute or ordinance may purport to impose such sales tax against Landlord. The payment of all sales tax shall be made by Tenant on a monthly basis, concurrently with payment of the Fixed Minimum Annual Rent.

     3.4 Real Estate Taxes and Improvements Assessments.

          (a) Tenant shall pay as Additional Rent during the term of this Lease its Proportionate Share, as provided in Section 1.1(n) of this Lease, of all ad valorem and real property taxes levied or assessed by any lawful authority against all the real property which is now or hereafter becomes a part of the Center, or Center Common Areas, and all other costs and fees incurred by Landlord in contesting any such taxes, assessments, or charges and/or negotiating with any such lawful authority with respect thereto. In the event any governmental authority having jurisdiction shall levy any general or special assessment against the real property, including without limitation capital improvements which is now or hereafter becomes a part of the Center for public betterments or improvements, Tenant shall also pay to Landlord as Additional Rent its

Proportionate Share of such assessment. Landlord shall have the option to take the benefit of any statute or ordinance permitting any such assessment for public betterment or improvements to be paid over a period of time in which case Tenant shall be obligated to pay only the said fraction of the installments of any such assessments which shall become due and payable during the term of this Lease. Landlord shall estimate the taxes and assessments referred to in this Section and Tenant shall pay one-twelfth (1/12) thereof monthly in advance, together with the payment of Fixed Minimum Annual Rent. After the end of each Lease Year Landlord shall furnish Tenant a statement of the actual taxes and assessments, and there shall be an adjustment between Landlord and Tenant with payment to or repayment by Landlord, as the case may require, to the end that Landlord shall receive the entire amount of Tenant's Proportionate Share for such annual period.

          (b) Tenant acknowledges that the real property upon which the Center is constructed is ground leased by Landlord from the Boca Raton Community Redevelopment Agency, a governmental subdivision of the State of Florida (the "Agency"), pursuant to an Agreement of Lease dated as of May 1, 1989 (the "Ground Lease"). Pursuant to Section 199.023(d) of the Florida Statutes, the leasehold interest of Landlord in such real property evidenced by the Ground Lease may be subject to a tax as intangible personal property (the "Agency Intangibles Tax"). In addition, the Ground Lease provided that if the real property upon which the Center is constructed is exempted from the payment of real property taxes as a result of the ownership thereof by a governmental entity, Landlord is required to pay to the Agency each year in lieu of such tax payment an amount equal to the amount of real property tax that would be payable if the real property were not exempt (the "Agency Payment"). Without limiting the generality of Section 3.4(a), Tenant agrees to pay as Additional Rent in the manner set forth in Section 3.4(a) its Proportionate Share of (i) the Agency Intangibles Tax levied or assessed against the leasehold interest of Landlord evidenced by the Ground Lease and (ii) the Agency Payment payable by Landlord pursuant to the Ground Lease. Notwithstanding the foregoing, the sum of Tenant's Proportionate Share of the Agency Intangibles Tax (if any) and the Agency Payment (if any) shall not exceed the amount of real property taxes that would otherwise be payable.

     3.5 Tenant to Bear Proportionate Share of Common Costs.

          (a) In each Lease Year or partial Lease Year, as defined herein, Tenant will pay to Landlord, in addition to all other rentals specified in this
Section 3, as Additional Rent, Tenant's Proportionate Share of the "Center Operating Costs," as hereinafter defined. "Center Operating Costs" means an amount equal to Fifty-Four percent (54%) of the total cost and expense incurred in operating, managing, maintaining and repairing the Center Common Areas, available for use by Tenant and the employees, agents, servants, customers and other invitees of Tenant, including, without limitation, the total amount assessed against Landlord by the Mizner Park Maintenance Association, Inc. (the "Association") pursuant to the Mizner Park Declaration of Covenants, Restrictions and Reciprocal Easements, dated May 1, 1989, as recorded in the Public Records of Palm Beach County, Florida, in Official Records Book 6065, at Page 1509 (the "Declaration"). The items and charges comprising Center Operating Costs shall specifically include, without limitation, gardening and landscaping; the cost of public liability, business interruption, property damage and other insurance; repairs and maintenance; line painting, paving and resurfacing; lighting; electricity; sewer and water allocable to the Center Common Areas, sign maintenance; Center advertising; music systems; sanitary control; removal of trash, rubbish, garbage and other refuse from the Center Common Areas; depreciation on machinery and equipment used in such maintenance; reasonable operating reserves; janitorial services for the Center Common Areas; service and maintenance agreements for the Center and Center Common Areas; attorneys' and accountants' fees; and the cost of personnel, including management and administrative charges, necessary or convenient to implement the services specified in this Lease, with all employment and normal retirement benefits incident thereto, including without limitation, pension and medical and life insurance benefits, and personnel necessary to direct parking and to police the Center Common Areas, including watchmen and security personnel, if such equipment and personnel are employed. Landlord shall have the right with regard to any and all management and maintenance obligations of Landlord under this Lease, to contract with such person(s) or entity or entities for the performance and accomplishment of such of the obligations as Landlord shall deem proper, including entities in which Landlord may hold an ownership or other interest. The following costs and expenses are expressly excluded from Center Operating Costs:

          (i) leasing commissions, rent concessions to tenants, tenant improvements and advertising expenses;

          (ii) expenditures for capital improvements, except those which under generally accepted accounting principles are expenses or regarded as deferred expenses and except for capital expenditures required by law, in either of which cases the cost thereof shall be included in expenses for the calendar year in which the costs are incurred and subsequent years, appropriately allocated to such years on a straight-line basis, to the extent that such items are amortized over an appropriate period, but not more than ten (10) years, within an interest factor equal to the prime rate of the Chase Manhattan Bank, N.A., but in no event greater than the highest rate of interest permitted to the charged by law at the time of Landlord's having incurred said expenditure;

          (iii) painting, redecorating or other work which Landlord performs for any tenant or prospective tenant of the Center other than painting, redecorating or other work which is standard for the Center Common Areas and performed for a tenant in connection with its initial occupancy;

          (iv) repairs or other work (including rebuilding) occasioned by fire, windstorm or other casualty or condemnation;

          (v) depreciation;

          (vi) interest on, and amortization of, any mortgages placed upon the Center by Landlord;

          (vii) rent payable under any lease to which this lease is subject;

          (viii) costs and expenses of enforcing leases against lessees, including attorneys' fees; and

          (ix) penalties for the late payment of any real estate taxes.

     If Landlord shall purchase any item of capital equipment or make any capital expenditure designed to result in savings or reductions in any of the elements of Center Operating Costs, then the costs for such capital equipment or capital expenditure are to be included within the definition of "Center Operating Costs" for the Lease Year in which the costs are incurred and subsequent years, on a straight-line basis, to the extent that such items are amortized over such period of time as reasonably can be estimated as the time in which such savings or reductions in Center Operating Costs are expected to equal Landlord's costs for such capital equipment or capital expenditure, with an interest factor equal to the prime rate of the Chase Manhattan Bank, N.A., but in no event greater than the highest rate of interest permitted to be charged by law at the time of Landlord's having incurred said costs. If Landlord shall lease any such item of capital equipment designed to result in savings or reductions in Center Operating Costs, then the rentals and other costs paid pursuant to such leasing shall be included in Center Operating Costs for the year in which they are incurred.

          (b) Tenant also agrees to pay to Landlord Tenant's Proportionate Share of the total costs and expenses (other than Center Operating Costs) incurred in operating, managing, maintaining and repairing all or any portion of the Center that are attributable to, or are for the exclusive or primary benefit of, the retail tenants of the Center located on the ground floor of the Center.

          (c) Tenant shall be informed as to Tenant's Proportionate Share which shall be based upon Landlord's estimate thereof, and Tenant shall pay one-twelfth (1/12) thereof monthly in advance, together with the payment of Fixed Minimum Annual Rent. After the end of each Lease Year, Landlord shall furnish Tenant, upon request, a reasonably detailed statement of the actual Center Operating Costs, and there shall be an adjustment with payment by or credit to Tenant, as the case may require. Any payment adjustment owed by Tenant will be due within thirty (30) days of Landlord's request for reimbursement. Any refund will be credited against Tenant's monthly rent obligation. Tenant covenants and agrees that Tenant shall remain liable for and shall pay its Proportionate Share of Center Operating Costs in the amounts and times as set forth herein, notwithstanding the expiration or earlier termination of this Lease.

          (d) Tenant acknowledges that Center Operating Costs, or any item or component of assessment of charge thereunder, may be made or assessed by either Landlord and/or the owner or other entity controlling the Project Common Areas, and Tenant shall pay such charge to the party making such assessment. Additionally, Tenant

*1 - reasonable detailed

*2 - within thirty (30) days of Landlord's request for reimbursement.



                                      -10(a)-
acknowledges that Tenant's Proportionate Share of charges and assessments (other than Fixed Minimum Annual Rent) under this Lease may be as specified in Section 1.1(n) of this Lease, or may be based upon one or more of the following manners of assessment: (i) direct charge for services provided for the exclusive benefit of the Premises which are subject to precise cost measurement; (ii) allocation of charges based upon relative intensity or quantity of use of services shared with others; (iii) pro rata based upon the proportion that the gross square footage of leasable area of the Premises bears to the gross square footage of leasable area within the Center; (iv) pro rata based upon the proportion that the gross square footage of leasable area of the Premises bears to the gross square footage of leasable area within the Project for services provided tenants or other users of services within the Project. Landlord and the owner or other entity controlling the Project Common Areas reserve the right at all times and from time to time to change Tenant's Proportionate Share or other method of allocation of any costs, charges or assessments, including without limitation, Center Operating Costs, in any manner which they may, in their reasonable discretion, deem to be a fairer or more equitable allocation thereof.

          (e) The provisions of this Lease notwithstanding, starting one (1) year after the Commencement Date, in no event shall Tenant's Proportionate Share of "controllable" Center Operating Costs be increased in any Lease Year in excess of five percent (5%) per annum. For purposes of this Lease, Controllable Center Operating Costs shall include costs within the reasonable control of Landlord and shall exclude utilities, insurance and Real Estate Taxes/Agency Intangible Tax.

     3.6 Additional Rent. Any and all sums of money, assessments or charges required to be paid by Tenant under this Lease other than Fixed Minimum Annual Rent and Annual Percentage Rent shall be considered "Additional Rent" whether or not the same be so designated and Landlord shall have all rights to enforce due and timely payment by Tenant of Additional Rent as are available to Landlord with regard to Fixed Minimum Annual Rent. If such amounts or charges are not paid at the time provided in this Lease, they shall nevertheless be collectible as Additional Rent with the next installment of Fixed Minimum Annual Rent thereafter falling due hereunder, but nothing herein contained shall be deemed to suspend or delay the payment of any amount of money or charges as the same becomes due and payable hereunder, or limit any remedy of Landlord for enforcement of the immediate collection of same, nor any other remedy available to Landlord therefor. Terms of this subsection shall survive the expiration or earlier termination of this Lease.

     3.7 Rent Defined. The term "rent" as used in this Lease shall mean Fixed Minimum Annual Rent, and all monies and sums due to Landlord hereunder as Additional Rent.

     Section 4. Common Areas.

     4.1 Use of Center Common Areas and Project Common Areas. The use and occupation by Tenant of the Premises shall include the non-exclusive use, in common with other entitled thereto, of the elevators, stairways, malls, waiting areas and other areas for the non-exclusive use of tenants, and agents, employees, customers and invitees of Tenants, within the Center (collectively, the "Center Common Areas") as such Center Common Areas now exist or as may hereafter be constructed for the benefit of or as a part of the Center, and other facilities as may be designated from time to time by Landlord, subject, however, to the terms and conditions of this Lease and the rules and regulations for the use thereof as prescribed from time to time by Landlord. All Center Common Areas shall at all times be subject to the exclusive control and management of Landlord, and Landlord shall have the full right and authority to employ all personnel and to make all rules and regulations as Landlord may in its sole discretion deem proper, pertaining to the proper operation and maintenance of the Center Common Areas. Additionally, the use by Tenant of the Premises shall include the non-exclusive use of the "Common Areas" as such term is defined in the Declaration (herein referred to as the "Project Common Areas"), as such Project Common Areas now exist or as may hereafter be constructed for the benefit of or as a part of the Project, subject, however, to the terms and conditions of this Lease, the Declaration and the rules and regulations for the use thereof as prescribed from time to time. Tenant acknowledges that the Project Common Areas shall at all times be subject to the exclusive control and management of the owner or other entity controlling the Project Common Areas which shall have the right to do and perform such acts in and to the Project Common Areas and improvements thereon as, in the use of good business judgment, it shall determine to be advisable with a view to the improvement of the convenience and use thereof by authorized users of the Project Common Areas.

     4.2 License to Use Common Areas. All Center Common Areas and Project Common Areas, as constituted from time to time, which Tenant may be permitted to use and occupy, are to be used and occupied under a license, revocable under default of this Lease, and if such license is revoked, or if the amount of such areas be temporarily closed or permanently diminished, Tenant shall not be entitled to any compensation, damages or diminution or abatement of rent, nor shall such revocation or diminution of such area be deemed constructive or actual eviction.

     Section 5. Construction of Premises.

     5.1 Landlord's Work. Landlord agrees that it will supply, at its own expense, its standard space, as more particularly described and set forth on Exhibit "D" annexed hereto and made a part hereof ("Landlord's Work").

     5.2 (a) Tenant's Work. Tenant agrees to perform, at its own cost and expense, all work other than Landlord's Work, including without limitation that work, as particularly described in Exhibit "D" annexed hereto ("Tenant's Work"), which is necessary to make the Premises conform with Tenant's plans as approved by Landlord. Within sixty (60) days after the execution of this Lease, Tenant shall furnish to Landlord, for Landlord's written approval within five (5) business days thereafter (which, if no response is given, shall be deemed a consent), which approval shall not be unreasonably withheld, plans and specifications for Tenant's Work, showing a layout, lighting plan, fixturing plan, interior finish and material samples, typical display technique, interior and exterior signage plan, store front and any work or equipment to be done or installed by Tenant affecting any structural, mechanical or electrical part of the Premises or the Center; and failure to deliver the same within such period will constitute an Event of Default. Design elements as aforesaid will be displayed in color renderings in detail as may be sufficient for Landlord's needs. Tenant's Premises will be fixtured, designed and laid out so as not to be a detriment to the other tenants in the Center and Tenant's Work shall not be detrimental to the construction of improvements by Landlord or other tenants therein, and Landlord's approval of the plans and specifications as aforesaid for Tenant's Work shall be at Landlord's sole discretion. Tenant agrees and acknowledges that all Tenant's Work, improvements, alterations or additions performed by Tenant (collectively, the "Alterations") whether pursuant to this Section or otherwise, is performed and accomplished solely for the benefit and convenience of Tenant, and not for the benefit of Landlord, such Alterations being nevertheless subject to each and every of the provisions of this Lease.

          (b) Mechanic's Lien. Nothing contained in this Lease shall be construed as a consent on the part of Landlord to subject the estate of Landlord to liability under the Mechanics' Lien Law of the State of Florida, it being expressly understood that Landlord's estate shall not be subject to such liability. Tenant shall strictly comply with Chapter 713, Florida Statutes, as modified from time to time. In the event that a mechanics', laborers' or materialmen's claim of lien if filed against the Premises or the Center in connection with any work performed or material supplies by or on behalf of Tenant, Tenant shall satisfy such claim, or shall transfer same to security, within ten (10) days from the date of filing. In the event that Tenant fails to satisfy or transfer same to security, within said ten (10) day period, Landlord may do so and thereafter charge Tenant, as Additional Rent, all costs incurred by Landlord in connection with the satisfaction or transfer of such claim, including attorney's fees, and an administrative charge of fifteen percent (15%) of all sums incurred by Landlord in the satisfaction or transfer of such claim. Further, Tenant agrees to indemnify, defend and save Landlord harmless from and against any damage or loss incurred by Landlord as a result of any such mechanics' claim of lien. If so requested by Landlord, Tenant shall execute a short form or memorandum of this Lease, which may, in Landlord's discretion be recorded in the Public Records of Palm Beach County, Florida, for the purpose of protecting Landlord's estate from mechanics' claims of lien, as provided in
Section 713.10, Florida Statutes. In the event such short form of Memorandum of Lease is executed, Tenant hereby grants to Landlord a power of attorney, which shall be a power coupled with an interest, to execute and deliver to Landlord an instrument terminating Tenant's interest in the real property upon which the Premises are located, which instrument may be recorded by Landlord at the expiration of the term of this Lease, or such earlier termination hereof. The security deposit paid by Tenant may be used by Landlord for the satisfaction or transfer of any mechanics' claim of lien, as provided in this Section. This Section shall survive the termination of this Lease.

     5.3 Acceptance by Tenant.

          (a) If Landlord's Work has been completed at the time this Lease is executed, Tenant certifies that it has inspected the Premises and accepts same in its existing condition. No repair, work, alterations or remodeling of the Premises is required to be done by Landlord as a condition of this Lease.

          (b) If Landlord's Work is not completed at the time this Lease is executed, Tenant agrees that the acceptance by Tenant of possession of the Premises for the purpose of construction of Tenant improvement, shall be deemed an acceptance of the Premises in its then existing condition.

     5.4 Changes to Center and Center Common Areas. Landlord hereby reserves the right, at any time, to perform maintenance operations and to make repairs, alterations, or additions to, and to build additional stories on, the Center and to construct buildings and/or other improvements adjoining the same. Landlord also reserves the right to construct other buildings or improvements, including, but not limited to, structures for motor vehicle parking. Tenant agrees to cooperate with Landlord, permitting Landlord to accomplish any such maintenance, repairs, alterations, additions or construction. The purpose of the site plan attached hereto as Exhibit "A" is to show the approximate location of the Premises. Landlord reserves the right, at any time, to add to or reduce or to relocate the various buildings (other than the Premises), automobile parking areas, and other Center Common Areas as shown on the site plan. The foregoing notwithstanding, Landlord shall take reasonable measures to minimize any disruption of Tenant's business.

     Section 6. Conduct of Business by Tenant.

     6.1 Use of Premises. Tenant shall occupy the Premises without delay upon commencement of the term of this Lease, and covenants continuously to conduct its permitted business therein. Tenant shall use the Premises solely for the permitted use as stated in Section 1.1(l) of this Lease. Tenant shall not use, permit or suffer the use of the Premises for any other business or purpose. Tenant further agrees to conduct its business in the Premises solely under the name or trade name as stated in Section 1.1(s) of this Lease, and under no other name or trade name except such as may be first approved by Landlord in writing. Tenant agrees to conduct its business upon the Premises in accordance with the highest ethical and operating standards of the retail industry, and the standards, rules and regulations of the Center, as the same may be determined in Landlord's sole discretion, and further to correct any deficiencies or failures to adhere to such standards within twenty-four (24) hours of notice by Landlord of such deficiencies.

     6.2 Operation of Business. Tenant shall operate its business at the Premises during the entire term of this Lease. Tenant shall not perform any acts or carry on any practices which may damage the Project or Center, its physical plant, its reputation or its customers, employees or invitees, or which will result in an increase of casualty insurance premiums. Tenant shall not use the Center Common Areas or the Project Common Areas for the sale of goods and other promotions.

     Section 7. Security Deposit.

     7.1 Amount and Use of Deposit. Tenant, simultaneously with the execution of this Lease, has deposited with Landlord as a Security Deposit the sum stated in
Section 1.1(o) of this Lease. The Security Deposit shall be held by Landlord, may be commingled with other funds of Landlord, and Landlord shall have no liability for the accrual or payment of any interest thereon. If at any time during the term of this Lease any of the rent herein reserved shall be overdue and unpaid, or any other sum payable by Tenant to Landlord hereunder shall be overdue and unpaid, or if Tenant shall fail to keep and perform any of the terms, covenants and conditions of this Lease to be kept and performed by Tenant, then Landlord, at its option may appropriate and apply said deposit, or so much thereof as Landlord may deem necessary, to the payment of such overdue rent or other sum, or to compensate Landlord for all loss or damage sustained or suffered by Landlord due to such default or failure on the part of Tenant. Should the entire Security Deposit, or any portion thereof, be appropriated and applied by Landlord for the payment of overdue Fixed Minimum Annual Rent or Additional Rent, or to other sums due and payable by Tenant hereunder, then Tenant shall, upon demand by Landlord, forthwith remit to Landlord a sufficient amount in order to restore said Security Deposit to the original sum deposited, and Tenant's failure to do so within five (5) days after receipt of such demand shall constitute an Event of Default.

     7.2 Return of Deposit. Should Tenant comply with all of said terms, covenants and conditions and promptly pay all of the Fixed Minimum Annual Rent and Additional Rent herein provided for as it fails due, and all other sums payable by Tenant to Landlord hereunder, the Security Deposit shall be returned in full promptly to Tenant at the end of the term of this Lease, or upon the earlier termination hereof.

     7.3 Transfer of Deposit. Landlord may deliver the Security Deposit to the purchaser of Landlord's interest in the Premises, in the event that such interest be sold, and thereupon Landlord shall be discharged from any further liability with respect thereto.

     Section 8. Signs, Awnings, Canopies, Fixtures, Alterations.

     8.1 Installation by Tenant. All fixtures and equipment installed in the Center by Tenant shall be new. Tenant shall not make or cause to be made any Alterations, or install or cause to be installed any exterior signs, exterior lighting, plumbing fixtures, shades or awnings, or make any changes to the Center or install, create or alter any interior improvements or displays visible outside the Premises without first obtaining Landlord's written approval and consent, which consent may be arbitrarily withheld by Landlord; it being the intention of Landlord and Tenant that Landlord shall maintain complete aesthetic control over any and every portion of the Premises visible from outside the Premises. Tenant shall present to Landlord complete plans and specifications for work at the time approval is sought and if approved, the work will comply in all respects with the approved plan.

     8.2 Responsibility of Tenant. All Alterations made by Tenant, or made by Landlord on Tenant's behalf by agreement under this Lease, shall remain the property of Tenant for the term of this Lease, or any extension or renewal hereof. Tenant shall at all times maintain fire insurance with extended coverage in the name of Landlord and Tenant, in an amount adequate to cover the cost of replacement of all Alterations in the event of fire or extended coverage loss. Tenant shall deliver to Landlord certificates of such insurance policies which shall contain a clause requiring the insurer to give Landlord thirty (30) days notice of cancellation of such policies. Alterations shall not be removed from the Premises without prior consent in writing from Landlord. Tenant, at the expiration of the Lease, provided Tenant shall not be in default under the Lease, may remove non-structural Alterations as long as such removal shall not damage the Premises.

     8.3 Bonds. Tenant shall furnish a payment bond and a performance bond or other security, in form satisfactory to Landlord, for the prompt and faithful performance by Tenant of all Tenant's Work, within seven (7) days of Landlord's approval of Tenant's plans and specifications for Tenant's Work.

     8.4 Signs.

          (a) Tenant will not place or permit to be placed or maintained on any exterior door, wall or window of the Premises, or within the interior of the Premises, any signage or advertising matter of any kind, without first obtaining Landlord's written approval and consent, which may be arbitrarily withheld.

          (b) Tenant shall at its cost promptly erect an exterior sign of type, composition and design in conformance with Landlord's Center standard signage, within the area designated by Landlord, which sign shall be subject to the prior written approval of Landlord. Tenant further agrees that such signs, awning, canopy, decoration, lettering, advertising matter or other thing as may be approved shall be maintained in good condition and repair at all times and shall conform to the criteria established from time to time by Landlord for the section of the Center within which the Premises is located.

     Section 9. Repairs and Maintenance of Premises.

     9.1 Responsibilities of Landlord.

          (a) Landlord agrees to repair and maintain in good order and condition, ordinary wear and tear excepted, the roof, roof drains, outside walls and the structural portions (both interior and exterior) of the Premises. There is excepted from the preceding covenant, however: (i) repair or replacement of broken plate or window glass (except in case of damage by fire or other casualty covered by Landlord's fire and extended coverage insurance policy); (ii) repair of damage caused by Tenant, its employees, agents, contractors, customers, licensees or invitees; and (iii) interior repainting, refixturing, remodeling and redecoration. In no event, however, shall Landlord be liable for damages or injuries arising from the failure to make said repairs, nor shall Landlord be liable for damages or injuries arising from defective workmanship or materials in making any such repairs. Landlord shall have no obligation to repair until a reasonable time after the receipt by Landlord of written notice of the need for repairs. Tenant waives the provision of any law, or any right Tenant may have under common law, permitting Tenant to make repair at Landlord's expense. Such repair and maintenance obligations of Landlord shall be included in and constitute "Center Operating Costs."

          (b) Except as provided in Subsection (a), Landlord shall not be obligated or required to make any other repairs, and all other portions of the Premise(s) shall be kept in good repair and condition by Tenant, and at the end of the term of this Lease, Tenant shall deliver the Premises to Lessor in good repair and condition, reasonable wear arising from Tenant's permitted use of the Premises as specified herein only excepted.

     9.2 Responsibilities of Tenant.

          (a) Without limiting the generality of the foregoing Section 9.1(a), Tenant agrees to repair and maintain in good and operational order and condition the non-structural interior portions of the Premises, including the store front, store windows, doors, windows, plate and window glass, floor coverings, facilities, appliances, plumbing, heating, air conditioning, electrical and sewerage system, but only those portions of said systems servicing the Premises. Tenant, at its sole cost, shall maintain the air conditioning unit(s) and duct(s) for the Premises (including heating unit(s) and duct(s) for the Premises) in good and operational condition and repair throughout the term of this Lease but only to the extent servicing the Premises. Landlord shall make available to Tenant manufacturer or other warranties, if any, covering the air conditioning and heating unit(s) serving the Premises. As a part of its air conditioning maintenance obligation, Tenant shall enter into an annual contract within an air conditioning repair firm, fully licensed to repair air conditioning units in the State of Florida, which firm shall:

          (i) regularly service and inspect the air conditioning unit(s) on the Premises on a monthly basis, changing belts, filters and other parts as required;

          (ii) perform emergency and extraordinary repairs on the air conditioning unit(s); and

          (iii) keep a detailed record of all air conditioning unit services performed on the Premises and prepare a yearly service report to be furnished to Tenant at the end of each calendar year.

Tenant shall furnish to Landlord, at the end of each calendar year, a copy of said yearly service report. Not later than thirty (30) days prior to the Commencement Date and annually thereafter, Tenant shall furnish to Landlord a copy of the air conditioning maintenance contract described above, and proof that the annual premium for the maintenance contract has been paid. Nothing stated hereinabove shall limit Tenant's obligation to maintain the air conditioning unit(s) in good condition and repair throughout the term of this Lease.

          (b) Tenant will not install any equipment which exceeds the capacity of the utility lines leading into the Premises or the Center.

          (c) Tenant, its employees or agents shall not mark, paint, drill or in any way deface any walls, ceilings, roof, partitions, floors, wood, stone, plaster or drywall or ironwork without Landlord's specific prior written consent.

          (d) Tenant shall comply with the requirements of all laws, orders, ordinances and regulations of all governmental authorities and will not permit any waste of or upon the Premises or the Project Common Areas or Center Common Areas to be committed and will take good care of and keep in a neat, clean and sanitary condition, the Premises at all times.

          (e) If Tenant refuses or neglects to maintain and/or repair properly as required hereunder and to the reasonable satisfaction of Landlord, or its representative, as soon as reasonably possible after written demand, Landlord, or its representative, may perform such maintenance and/or make such repairs without liability to Tenant for any loss or damage that may occur to Tenant's merchandise, fixtures or other property, or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay as additional rent Landlord's cost for making such repairs plus ten percent (10%) for overhead, upon presentation of a bill therefor. Said bill shall include interest at fifteen percent (15%) on said cost from the date of the expenditure by Landlord. In the event that Landlord shall undertake any maintenance or repair in the course of which it shall be determined that such maintenance or repair work was made necessary by the negligence or willful act of Tenant or any of its employees or agents or that the maintenance or repair is, under the terms of this Lease, the responsibility of Tenant, Tenant shall pay

Landlord's costs therefore plus overhead and interest as above provided in this Section.

          (f) Tenant shall give Landlord prompt written notice of any accident, fire or damage occurring on or to the Premises, and of any lawsuits or claims, notices, complaints, summons filed against or received by Tenant with regard to same and of any notices, complaints, citations or the like received from any governmental or quasi-governmental agency, board of fire underwriters, or any other person or entity, concerning or alleging any condition existing upon or around the Premises in violation of any statute, law, ordinance or regulation or presenting any risk of injury to persons or property.

          (g) Neither Landlord nor Landlord's agents or servants shall be liable for any damages caused by or growing out of any breakage, leakage, or defective condition of the electric wiring, air conditioning or heating pipes and equipment, closets, plumbing, appliances, sprinklers, other equipment, or other facilities, serving the Premises or the Project unless caused by the gross negligence or willful misconduct of Landlord. Neither Landlord nor Landlord's agents or servants shall be liable for any damages caused by, or growing out of, any defect in the Center, the Project or any part thereof, or in said Premises or any part thereof attributable to fire, rain, wind or other cause.

          (h) All property belonging to Tenant or any occupant of the Premises or the Center shall be there at the risk of Tenant or such other person only, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof.

          (i) At the expiration of the tenancy hereby created, Tenant shall surrender the Premises in good condition, reasonable wear arising from Tenant's permitted use of the Premises as specified herein excepted, and shall surrender all keys for the Premises to Landlord. Tenant shall remove all its trade fixtures, and shall repair any damage to the Premises caused thereby. Tenant shall remove only those Alterations and improvements constituting Tenant's Work as shall be requested by Landlord for removal, and all such Alterations and improvements remaining upon the Premises upon the expiration or termination of this Lease shall become the property of Landlord. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this Lease.

     Section 10. Insurance and Indemnity.

     10.1 Liability Insurance. Tenant shall, during the entire term hereof, keep in full force and effect: bodily injury and public liability insurance in an amount not less than Five Hundred Thousand Dollars ($500,000)/One Million Dollars ($1,000,000) per injury and accident, respectively; property damage insurance in an amount not less than One Hundred Thousand Dollars ($100,000); and worker's compensation insurance in the maximum amount permitted under Florida law. The policy shall name Landlord and Tenant as insured and shall contain a clause that the insurer will not cancel or change the insurance without first giving Landlord thirty (30) days prior written notice. The insurance shall be with an insurance company approved by Landlord and a copy of the policy or a certificate of insurance shall be delivered to Landlord prior to the commencement of the term of this Lease. The foregoing notwithstanding, Tenant may maintain one (1) policy for both the retail and professional space it leases at the Project or insure both spaces through a blanket policy acceptable to Landlord. In no event shall the limits of said insurance policies be considered as limiting the liability of Tenant under this Lease. In the event that Tenant shall fail to obtain or maintain in full force and effect any insurance coverage required to be obtained by Tenant under this Lease, Landlord may, but will not be obligated to, procure same from such insurance carriers as Landlord may deem proper, irrespective that a lesser premium for such insurance coverage may have been obtained from another insurance carrier, and Tenant shall pay as Additional Rent, upon demand of Landlord, any and all premiums, costs, charges and expenses incurred or expended by Landlord in obtaining such insurance. Notwithstanding the foregoing sentence, in the event Landlord shall procure insurance coverage required of Tenant hereunder, Landlord shall in no manner be liable to Tenant for any insufficiency, failure or non-renewal of coverage with regard to such insurance or any loss to Tenant occasioned thereby, and additionally, the procurement of such insurance by Landlord shall not relieve Tenant of its obligations under this Lease to maintain insurance coverage in the types and amounts herein specified, and Tenant shall nevertheless hold Landlord harmless from any loss or damage incurred or suffered by Landlord from Tenant's failure to maintain such insurance.

     10.3 Fire and Extended Coverage Insurance. Tenant shall at all times during the term hereof, and at its cost and expense, maintain in effect policies of insurance covering all Alterations made by or on behalf of Tenant (including without limitation all Tenant's Work) and Tenant's fixtures and equipment located on the Premises, in an amount not less than eighty (80%) percent of their full replacement value, providing protection against any peril included within the standard classification of "Fire and Extended Coverage," together with insurance against sprinkler damage, vandalism, theft and malicious mischief. The proceeds of such insurance, so long as this Lease remains in effect, shall be used to repair or replace the Alterations, fixtures and equipment so insured.

     10.4 Increase in Fire Insurance Premium. Tenant agrees that it will not keep, use, sell or offer for sale in or upon the Premises any article which may be prohibited by standard form of fire and extended risk insurance policy. Tenant agrees to pay any increase in premiums for fire and extended coverage insurance that may be charged during the term of this Lease on the amount of such insurance which may be carried by Landlord on the Premises or the Center resulting from Tenant's use of the Premises, whether or not Landlord has consented to the same. In determining whether increased premiums are the result of Tenant's use of the Premises, a schedule issued by the organization making the insurance rate on the Premises, showing the various components of such rate, shall be conclusive evidence of the several items and charges which make up the fire insurance rate on the Premises. Tenant agrees to promptly make, at Tenant's cost, any repairs, alterations, changes and/or improvements to fixtures and equipment in the Premises required by the company issuing Landlord's fire insurance so as to avoid the cancellation of, or the increase in premiums on said insurance.

     In the event Tenant's occupancy and use of the Premises causes any increase of premium for the fire, boiler and/or casualty insurance rates on the Premises or any part thereof above the rate for the least hazardous type of occupancy legally permitted in the Premises, Tenant shall pay the additional premium on the fire, boiler and/or casualty insurance policies by reason thereof. Tenant also shall pay in such event, any additional premium on the rent insurance policy that may be carried by Landlord for its protection against rent loss through fire. Bills for such additional premiums shall be rendered by Landlord to Tenant at such times as Landlord may elect and shall be due from, and payable by, Tenant when rendered, and the amount thereof shall be deemed to be Additional Rent.

     10.5 Indemnification of Landlord. Tenant shasll indemnify, defend and save Landlord harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to or destruction of property arising from or out of any occurrence in, upon or at the Premises, or the occupancy or use by Tenant of the Premises or any part thereof, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, employees, servants, customers, invitees, licensees, lessees or concessionaires. In case Landlord shall be made a party to any litigation commenced by or against Tenant, then Tenant shall protect and hold Landlord harmless and pay all costs and attorney's fees incurred by Landlord in connection with such litigation, and any appeals thereof. Tenant shall also pay all costs, expenses and reasonable attorneys' fees that may be incurred or paid by Landlord in enforcing the covenants and agreements in this Lease provided Tenant prevails in litigation.

     10.6 Waiver of Subrogation. Landlord and Tenant waive, unless said waiver should invalidate any such insurance, their right to recover damages against each other for any reason whatsoever to the extent the damaged party recovers indemnity from its insurance carrier. Any insurance policy procured by either Tenant or Landlord which does not name the other as a named insured shall, if obtainable, contain an express waiver of any right of subrogation by the insurance company, including but not limited to Tenant's worker's compensation insurance carrier, against Landlord or Tenant, whichever the case may be. All public liability and property damage policies shall contain an endorsement that Landlord, although named as insured, shall nevertheless be entitled to recover for damages caused by the negligence of Tenant.

     Section 11. Services and Utilities.

     Landlord shall not be required to make any alteration to any service or utility system of the Center on behalf of Tenant. Landlord shall not be liable for temporary failure of services due to circumstances not within the direct control of Landlord, and same shall not be deemed to constitute actual or constructive eviction, nor entitle Tenant to any abatement or diminution in rent payable under this Lease.

     Tenant shall be solely responsible for and promptly pay all charges for water, electricity or any other utility used or consumed in the Premises. In the event that any utility to the Premises shall not be separately metered, Landlord shall apportion the cost of such utility among the various lessees served thereby on either a square footage basis (based upon the proportion of the Gross Leasable Area of the Premises as to the gross leasable area of the areas of the Center served by the utility) or based upon the intensity of use by Tenant, such basis to be determined by Landlord in its sole discretion. In the event of such apportionment, Tenant shall pay to Landlord monthly, as Additional Rent, Tenant's portion of the cost of such utility, within three (3) days of receipt of a statement from Landlord therefor. In no event shall Landlord be liable for an interruption or failure in the supply quality or quantity of any utilities or failure in the supply quality or quantity of any utilities within the Premises or Center, and same shall in no manner constitute an actual or constructive eviction of Tenant, nor entitle Tenant to any abatement of any rent under this Lease; provided, however, Landlord shall use reasonable efforts to restore supply.

     Tenant covenants and agrees that at all times its use of electric current shall not exceed the capacity of actual feeders to the Center or the Center risers or wiring installation. Tenant agrees not to connect any additional electrical equipment to the Center electric distribution system, other than lamps, typewriters, computers and other standard machines which consume comparable amounts of electricity, office without Landlord's express prior written consent.

     Section 12. Subordination and Attornment.

     12.1 Subordination. Tenant hereby subordinates its rights hereunder to the lien of any ground or underlying leases, any mortgage or mortgages, or the lien resulting from any other method of financing or refinancing, now or hereafter in force against the Project and the Center, and to all advances made or hereafter to be made upon the security thereof. This Section shall be self-operative and no further instrument of subordination shall be required by any mortgages, but Tenant agrees upon request of Landlord, from time to time, to promptly execute and deliver any and all documents evidencing such subordination, and failure to do so shall constitute an Event of Default under this Lease.

     12.2 Attornment. In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage made by Landlord or for the termination of any ground lease covering the Premises or in the event of a deed is given in lieu of foreclosure of any such mortgage, Tenant shall attorn to the purchaser, or grantee in lieu of foreclosure, upon any such foreclosure or sale and recognize such purchaser or ground lessor, or grantee in lieu of foreclosure, as the lessee under this Lease.

     12.3 Financing Agreements. Tenant shall not enter into, execute or deliver any financing agreement that can be considered as having priority over any mortgage or deed of trust that Landlord may have placed upon the Premises.

     Section 13. Assignment and Subletting.

     13.1 Consent Required. Tenant may not assign this Lease in whole or in part, nor sublet all or any portion of the Premises. This prohibition against assignment or subletting shall be construed to include prohibition against any assignment or subleasing by operation of law, legal process, receivership, bankruptcy or otherwise, whether voluntary or involuntary and a prohibition against any encumbrance of all and any part of Tenant's leasehold interest. Tenant acknowledges and agrees that any and all right and interest of the Landlord in an to the Premises, the Center and the Project, and all right and interest of the Landlord in this Lease, may be conveyed, assigned or encumbered at the sole discretion of the Landlord at any time.

     Section 14. Waste, Governmental Regulations.

     14.1 Waste or Nuisance. Tenant shall not commit or suffer to be committed any waste upon the Premises or any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Center, or which may adversely affect Landlord's fee interest in the Premises, the Center or the Project.

     14.2 Governmental Regulations. Tenant shall, at Tenant's sole cost and expense, comply with all regulations of all county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to Tenant or its use of the Premises, and shall faithfully observe in the use of the Premises or in the performance of any Alterations (including, without limitation, Tenant's Work) all municipal and county ordinances, codes and regulations and state and federal statutes and regulations now in force or which may hereafter be in force. Tenant shall indemnify (and such indemnity will survive the termination or expiration of the Lease), defend and save Landlord harmless from penalties, fines, costs, expenses, suits, claims, or damages resulting from Tenant's failure to perform its obligations in this Section.

     14.3 Hazardous Substances. Tenant shall not generate, store, keep, maintain or use or dispose of or deposit in or upon the Premises or the Center any "hazardous substance" or other toxic substance or matter, including, without limitation, any such substance defined in the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601.

     Section 15. Tenant's Compliance.

     Tenant agrees to comply with all Rules and Regulations set forth in Exhibit "F" attached hereto and by this reference incorporated herein. Landlord shall have the right from time to time to prescribe additional rules and regulations, which in its judgment, may be desirable for the use, entry, operation and management of the Premises, the Center and the Project, each of which rules and regulations shall be deemed incorporated herein and made a part hereof by this reference and which rules and regulations shall be uniformly enforced by Landlord. No failure of Landlord to enforce such rules and regulations against any other tenant will be deemed a default by Landlord hereunder, or excuse compliance therewith by Tenant.

     Section 16. Advertising, Promotion Fund.

     16.1 Solicitation of Business. Tenant shall not distribute any handbills or other advertising matter to customers or to automobiles parked in the Center Common Areas or Project Common Areas.

     16.2 Advertised Name and Address. Tenant shall not acquire any property right in or to any name which contains the name of the Center or Project as a part thereof. Any permitted use by Tenant of the name of the Center or Project during the term of this Lease shall not permit Tenant to use, and Tenant shall not use, such name of the Center or Project either after the termination of this Lease or at any other location. Tenant shall not use the name of Landlord in any advertisement or otherwise.

     16.3 Letters and Marks. Landlord shall have the right to prohibit the use by Tenant of the name, marks and symbols of the Center or Project in any manner determined to be unacceptable to Landlord in its sole discretion.

     Section 17. Destruction of Leased Premises.

     17.1 Total or Partial Destruction. If the Premises shall be damaged by fire, the elements, accident or other casualty, without the fault of Tenant, but are not thereby rendered untenantable in whole or in part, Landlord shall at its own expense cause such damage, except to Tenant's equipment and trade fixtures, to be repaired in a reasonable period of time, but only to the extent of Landlord's original obligation to construct pursuant hereto, and the rent payable by Tenant hereunder shall not be abated. If by reason of such occurrence, the Premises shall be rendered untenantable only in part, Landlord shall at its own expense cause the damage, except to Tenant's equipment and trade fixtures, to be repaired, but only to the extent of Landlord's original obligation to construct pursuant hereto, and the Fixed Minimum Annual Rent meanwhile shall be abated proportionately as to the portion of the Premises rendered untenantable, until the Premises has been restored as required hereby. If the Premises shall be rendered wholly untenantable by reason of such occurrence, Landlord shall at its own expense cause such damage, except to Tenant's equipment and trade fixtures, to be repaired, but only to the extent of Landlord's original obligation to construct pursuant hereto and the Rent meanwhile shall be abated in whole, until the Premises has been restored as required hereby, except that Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within ninety (90) days after said occurrence, to elect not to reconstruct the destroyed Premises, and in such event this Lease and the tenancy hereby created shall cease as of the date of the said occurrence. Nothing in this

Section shall be construed to permit any abatement in Additional Rent or Fixed Minimum Annual Rent if such damage is caused by an act or omission of Tenant.

     17.2 Destruction of Center. In the event that fifty (50%) percent or more of the rentable area of the Center shall be damaged or destroyed by fire or other cause, notwithstanding any other provisions contained herein and that the Premises may be unaffected by such fire or other cause, Landlord shall have the right, to be exercised by notice in writing delivered to Tenant within ninety
(90) days after said occurrence, to elect to cancel and terminate this Lease. Upon the giving of such notice to Tenant, the term of this Lease shall expire by lapse of time upon the third day after such notice is given, and Tenant shall vacate the Premises and surrender the same to Landlord.

     17.3 Damage Near End of Term. If the Premises are destroyed or damaged during the last eighteen (18) months of the term of this Lease and the estimated cost of repair exceeds ten percent (10%) of the Fixed Minimum Annual Rent then remaining to be paid by Tenant for the balance of the term, Landlord may at its option cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to Tenant of its election to do so within thirty
(30) days after the date of occurrence of such damage. If Landlord shall not so elect to terminate this Lease, the repair of such damage shall be governed by
Section 17.1.

     17.4 Reconstruction of Improvements. In the event of any reconstruction of the Premises under this Article, said reconstruction shall be in substantial conformity with the provisions of Exhibit "D" hereof to the extent of the work as therein set forth as Landlord's Work. Tenant, at its sole cost and expense, shall be responsible for the repair and restoration of all items set forth as Tenant's Work in Exhibit "D" and the replacement of its trade fixtures, furniture, furnishing and equipment. Tenant shall commence the installation of fixtures, equipment, and merchandise hereof promptly upon delivery to it of possession of the Premises and shall diligently prosecute such installation to completion.

     17.5 Termination. Upon any termination of this Lease under any of the provisions of this Article, the parties shall be released thereby without further obligation to the other party coincident with the surrender of possession of the Premises to Landlord, except all indemnities for matters which have theretofore accrued and are then unpaid, for which Tenant shall remain liable to Landlord.

     Section 18. Eminent Domain.

     18.1 Total Condemnation. If the whole of the Premises shall be acquired or condemned by eminent domain or under threat thereof, then the term of this Lease shall cease and terminate as of the date of title vesting in the condemning governmental body or other authority pursuant to such proceeding and all rentals and other charges shall be paid up to that date and Tenant shall have no claim against

Landlord or the condemning authority (except as specifically set forth in Section 18.4) for the value of any unexpired term of this Lease.

     18.2 Partial Condemnation. If a part of the Premises shall be acquired or condemned by eminent domain or under threat thereof, and such partial taking or condemnation shall render the Premises unsuitable for the business of Tenant, then the term of this Lease shall cease and terminate as of the date of title vesting in the condemning govenmental body or other authority pursuant to such proceeding and Tenant shall have no claim against Landlord or the condemning authority (except as specifically set forth in Section 18.4) for the value of any unexpired term of this Lease. In the event of a partial taking or condemnation which is not extensive enough to render the Premises unsuitable for the business of Tenant, then Landlord shall promptly restore the Premises to a condition comparable to its condition at the time of such condemnation less the portion lost in the taking, and this Lease shall continue in full force and effect except that the Fixed Minimum Annual Rent shall be reduced in proportion to the portion of the Premises lost in the taking and, if appropriate, there shall be equitable reduction in Additional Rent as a result of such partial taking or condemnation.

     18.3 Landlord's Damages. In the event of any condemnation or taking as herein before provided, whether whole or partial, Tenant shall not be entitled to any part of the award, as damages or otherwise, for such condemnation and Landlord is to receive the full amount of such award, Tenant hereby expressly waives any right or claim to any part thereof.

     18.4 Tenant's Damages. Although all damages in the event of any condemnation are to belong to Landlord whether such damages are awarded as compensation for diminution in value of the leasehold or the fee of the Premises, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tentant's own right on account of any damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures, leasehold improvements and equipment from the Premises.

     18.5 Sale Under Threat of Condemnation. A sale by Landlord to any authority having the power of eminent domain, either under threat of condemnation or while condemnation proceedings are pending, shall be deemed a taking under the power of eminent domain for all purposes under this Article.

     Section 19. Default of Tenant.

     19.1 Event(s) of Default. Upon the happening of one or more of the events set forth below in (a) to (i), inclusive (each, an "Event of Default"), Landlord shall have any and all rights and remedies hereinafter set forth:

          (a) In the event Tenant should fail to pay any installment of Fixed Minimum Annual Rent, Annual Percentage Rent or any other sums required to be paid hereunder as Additional Rent, within five (5) days of as and when the same become due;

          (c) In the event a petition in bankruptcy under any present or future bankruptcy laws (including but not limited to reorganization proceedings or voluntary insolvency filing) be filed by or against Tenant or any Guarantor and such petition is not dismissed within sixty (60) days from the filing thereof, or in the event Tenant or any Guarantor is adjudged a bankrupt;

          (d) In the event an assignment for the benefit of creditors is made by Tenant;

          (e) In the event of an appointment by any court of a receiver of other court officer of Tenant's property and such receivership is not dismissed within sixty (60) days from the date of such appointment;

          (f) In the event Tenant removes, attempts to remove, or permits to be removed from the Premises, except in the usual course of trade, the goods, furniture, effects or other property of Tenant brought thereon;

          (g) In the event Tenant, before the expiration of the term of this Lease, and without the written consent of Landlord, vacates the Premises or abandons the possession thereof, or uses the same for purposes other than the purposes for which the same are hereby leased, or ceases to use the Premises for the purposes herein contained;

          (h) In the event an execution or other legal process is levied upon the goods, furniture, effects or other property of Tenant brought on the Premises, or upon the interest of Tenant brought on the Premises, or upon the interest of Tenant in this Lease, and the same is not satisfied or dismissed within ten (10) days from such levy; or

          (i) In the event Tenant violates any other term, condition or covenant herein on the part of Tenant to be performed, and fails to commence and proceed with diligence and dispatch to remedy the same within thirty (30) days after written notice thereof is given by Landlord to Tenant.

     19.2 Remedies of Landlord.

          (a) If any Event of Default occurs, Landlord shall have the right, at the option of Landlord, to terminate this Lease upon three (3) days written notice to Tenant, and to thereupon re-enter and take possession of the Premises with or without legal process. If any Event of Default occurs, Landlord shall have the right, at its option, from time to time, without terminating this Lease, to re-enter and re-let the Premises, or any part thereof, with or without legal process, as the agent and for the account of Tenant upon such terms and conditions as Landlord may deem advisable or satisfactory, in which event the rents received on such re-letting shall be applied first to the expenses of such re-letting and collection including but not limited to, necessary renovation and alterations of the Premises, reasonable attorneys' fees, any real estate commission paid, and thereafter toward payment of all sums due or to become due to Landlord hereunder, and if a sufficient sum shall not be thus realized or secured to pay such sums and other charges, (i) at Landlord's option, Tenant shall pay Landlord any deficiency immediately upon demand therefor, notwithstanding that Landlord may have received periodic rental in excess of the periodic rental stipulated in this Lease in previous or subsequent rental periods, and Landlord may bring an action therefore as such deficiency shall arise, or (ii) at Landlord's option, the entire deficiency, which is subject to ascertainment for the remaining term of this Lease, shall be immediately due and payable by Tenant. Nothing herein, however, shall be construed to require Landlord to re-enter and re-let the Premises in any event. Landlord shall not, in any event, be required to pay Tenant any surplus of any sums received by Landlord on a re-letting of said Premises in excess of the rent provided in this Lease.

          (b) If any Event of Default occurs, Landlord shall have the right to obtain injunctive and declaratory relief, temporary and/or permanent, against Tenant or any acts, conduct or omissions of Tenant, and to further obtain specific performance of any term, convenant or condition of this Lease.

          (c) If any Event of Default occurs, Landlord shall have the right, at it option, to declare all rent (or any portion thereof) for the entire remaining term, and other indebtedness owing by Tenant to Landlord, if any, immediately due and payable without regard to whether possession of the Premises shall have been surrendered to or taken by Landlord, and may commence action immediately thereupon and recover judgment therefor.

          (d) If any Event of Default occurs, Landlord, in addition to other rights and remedies it may have, shall have the right to remove all or any part of Tenant's property from the Premises and any property removed may be stored in any public warehouse or elsewhere at the cost of, and for the account of Tenant and Landlord shall not be responsible for the care or safekeeping thereof whether in transport, storage or otherwise, and Tenant hereby waives any and all claim against Landlord for loss, destruction and/or damage or injury which may be occasioned by any of the aforesaid acts.

          (e) No such re-entry or taking possession of the Premises by Landlord shall be contrued as an election on Landlord's part to terminate this Lease unless a written notice of such intention is given to Tenant. Notwithstanding any such re-letting without termination, Landlord may at all times thereafter elect to terminate this Lease for such previous default. Any such re-entry shall be allowed by Tenant without hindrance, and Landlord shall not be liable in damages for any such re-entry, or guilty of trespass or forcible entry.

          (f) Any rent which may be due Landlord, whether by acceleration or otherwise, as herein provided in this Article, shall include Fixed Minimum Annual Rent, Annual Percentage Rent and any other rents, costs and expenses denominated as Additional Rent in this Lease.

          (g) It is expressly agreed that the forbearance on the part of Landlord in the institution of any suit or entry of judgment for any part of the rent herein reserved to Landlord, shall not serve as a defense against nor prejudice a subsequent action for such rent. Tenant hereby expressly waives Tenant's right to claim a merger or waiver of such subsequent action in any previous suit or in the judgment entered therein. Furthermore, it is expressly agreed that claim for liquidated Fixed Minimum Annual Rent may be regarded by Landlord, if it so elects, as separate and independent claims capable of being separately assigned.

          (h) Any and all rights, remedies and options given in this Lease to Landlord shall be cumulative and in addition to and without waiver of, or in derogation of, any right or remedy given to it under laws now or hereafter in effect.

     19.3 Waiver. The waiver (either expressed or implied by law) by Landlord of any default of any term, condition or convenant herein contained shall not be a waiver of any subsequent default of the same or any other term, condition or covenant herein contained. The consent or approval by Landlord to or of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant. No re-entry hereunder shall bar the recovery of rents or damages for the default or delay on the part of Landlord to enforce any right hereunder shall not be deemed a waiver of any preceding default by Tenant of any term, covenant or condition of this Lease, or a waiver of the right of Landlord to annul this Lease or to re-enter the Premises or to re-let same.

     19.4 Expenses of Enforcement. In the event any payment due Landlord under this Lease shall not be paid within five days of due date, Tenant agrees to pay, in addition to the payment then due, the greater of (i) the sum of Ten and 00/100 Dollars ($10.00), or (ii) one-half percent (.5%) of the monthly installment of Fixed Minimum Annual Rent, for each day and for each such delinquent payment until made, and in the event that any check, bank draft, order for payment or negotiable instrument given to Landlord for any payment under this Lease shall be dishonored for any reason whatsoever not attributable to Landlord, Landlord shall be entitled to make an administrative charge to Tenant of One Hundred and 00/100 Dollars ($100.00). In the event that it shall be necessary for Landlord to give more than one (1) written notice to Tenant of any violation of this Lease, Landlord shall be entitled to make an administrative charge to Tenant of Twenty-Five and 00/100 Dollars ($25.00) for each such notice. Tenant recognizes and agrees that the charges which Landlord is entitled to make upon the conditions stated in this Section represent, at the time this Lease is made, a fair and reasonable estimate and liquidation of the costs of Landlord in the administration of the Center resulting from the events described which costs are not contemplated or included in any rent or other charges provided to be paid by Tenant to Landlord in this Lease. Any charges becoming due under this Section of this Lease shall be added to and become due with the late payment for which the charge was assessed and shall be collectible as a part thereof.

     19.5 Legal Expenses. In the event that it shall become necessary for Landlord to employ the services of an attorney to enforce any of its right under this Lease or to remedy the breach of any covenant of this Lease on the part of Tenant to be kept or performed, regardless of whether suit be brought, Tenant shall pay to Landlord such reasonable fees and costs as shall be charged by Landlord's attorney or paralegals for such services. Should suit be brought for the recovery of possession of the Premises, or for rent or any other sum due Landlord under this Lease, or because of the default of any of Tenant's covenants under this Lease, Tenant shall pay to Landlord all expenses of such suit and any appeal thereof, including a reasonable attorneys' fee. Notwithstanding the foregoing, in the event of any litigation between Landlord and Tenant hereunder, the prevailing party shall be entitled to recover reasonable attorneys' fees.

     Section 20. Access by Landlord.

     20.1 Right of Entry. Landlord and Landlord's agents shall have the right to enter the Premises at all reasonable times upon reasonable notice (except in the case of an emergency when no notice is required), to examine the same, and to show them to prospective purchasers or lessees of the Center, and to make such repairs, alterations, improvements or additions as Landlord may deem necessary or desirable, and Landlord shall be allowed to take all material into and upon the Premises that may be required therefor without the same constituting an eviction of Tenant in whole or in part, and the rent reserved shall not abate while said repairs, alterations, improvements, or additions are being made unless Tenant is prevented in any material respect or for any material length of time from operating in the Premises in whole or in part, in which event Rent shall be proportionately abated during said period. Landlord shall use reasonable efforts to minimize disruption to Tenant's business and, to the extent practical, shall give prior notice of the need to perform work. During the six (6) months prior to the expiration of term of this Lease or any renewal term, Landlord may exhibit the Premises to prospective tenants or purchasers, and place upon the Premises to prospective tenants or purchasers, and place upon the Premises the usual notices "To Let" or "For Sale," or similar notices, which notices Tenant shall permit to remain thereon without molestation. If Tenant shall not be personally present to open and permit entry into the Premises at any time when for any reason an entry therein shall be necessary or permissible, Landlord or Landlord's agents may enter the same without in any manner affecting the obligations and covenants of this Lease. Nothing herein contained, however, shall be deemed or construed to impose upon Landlord any obligation, responsibility or liability whatsoever, for the care, maintenance or repair of the Premises or the Center or any part thereof, except as otherwise herein specifically provided.

     Section 21. Tenant's Property.

     21.1 Taxes on Leasehold. Tenant shall be responsible for and shall pay before deliquent all municipal, county or state taxes assessed during the term of their Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the Premises by Tenant.

     21.2 Loss and Damage. Unless caused by the gross negligence or willful misconduct of Landlord, Landlord shall not be responsible for any damage to any property of Tenant (including without limitation appliances, equipment, machinery, stock, inventory, fixtures, furniture, improvements, displays, decorations, carpeting and painting) or of others located on the Premises, nor for the loss of or damage to any property of Tenant or of others by theft or otherwise. Landlord shall not be liable for any injury or damage to persons or property resulting from fire, smoke, explosion, falling plaster, steam, gas, electricity, water, rain, or leaks from any part of the Premises or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other place of by dampness or by any other cause of whatsoever nature. Landlord shall not be liable for any such damage caused by other tenants or persons on the Premises, occupants of the adjacent property, of the Center, or the public, or caused by operations or construction of any private, public or quasi-public works, or for failure to enforce against any other tenant the provisions of such tenant's lease for Premises in the Center or Project. Landlord shall not be liable for any latent defect in the Premises or in the Center unless discovered within one (1) year from the Commencement Date. All property of Tenant kept or stored on the Premises shall be so kept or stored at the risk of Tenant only and Tenant shall hold Landlord harmless from any and all claims arising out of damage to same, including subrogation claims by Tenant's insurance carriers.

     21.3 Notice by Tenant. Once Tenant discovers same, Tenant shall give immediate notice to Landlord in case of fire or accidents in the Premises or of defects therein or in any fixtures or equipment.

     21.4 Lien for Rent. In consideration of the mutual benefits arising under this Lease, Tenant hereby grants to landlord a lien on all property of Tenant now or hereafter placed in or upon the Premises, and such property shall be and remain subject to such lien of Landlord for payment of all rent and other sums agreed to be paid by Tenant herein. Said lien shall be in addition to and cumulative of Landlord's liens and other remedies provided by law.

     Section 22. Holding Over, Successors.

     22.1 Holding Over. In the event Tenant remains in possession of the Premises after the expiration of the tenancy created hereunder, and without the execution of a new Lease, Tenant, at the option of Landlord, shall be deemed to be occupying the Premises as a tenant at sufferance at a monthly rental equal to two (2) times the Fixed Minimum Annual Rent (or Annual Percentage Rent, if greater) payable during the last month of the term hereof. In addition, Tenant agrees to pay monthly (a) one-twelfth (1/12) of the taxes payable for the Lease Year immediately prior to the Lease Year in which the expiration occurs, (b) the monthly Center Operating Costs (and costs payable pursuant to Section 3.5(b) hereof) charge payable for such month, (c) cost of insurance for which Tenant would have been responsible if this Lease had been renewed on the same terms contained herein, (d) all sales taxes assessed against such increased rent, and
(e) any and all Additional Rent otherwise payable by Tenant hereunder. Such tenancy shall be subject to all the other conditions, provisions and obligations of this Lease. Tenant's obligation to pay any rents or sums provided in this Lease shall survive the expiration or earlier termination of this Lease.

     22.2 Successors. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and permitted assigns of the said parties; and if there shall be more than one Tenant, they shall be bound jointly and severally by the terms, covenants and agreements herein. No rights, however, shall inure to the benefit of any assignee of Tenant unless the assignment to such assignee has been approved by Landlord in writing as provided herein. Nothing contained in this lease shall in any manner restrict Landlord's right to assign or encumber this Lease and, in the event Landlord sells its interest in the Center and the purchaser assumes Landlord's obligations and covenants, Landlord shall thereupon be relieved of all further obligations hereunder.

     Section 23. Quiet Enjoyment. Upon payment by Tenant of the rents and other charges herein provided, and upon the observance and performance of all the covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Premises for the term hereby demised without material hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord, subject, nevertheless, to the terms and conditions of this Lease.

     Section 24. Miscellaneous.

     24.1 Accord and Satisfaction. No payment by Tenant or receipt by Landlord of a lesser amount than the rent herein stipulated to be paid shall be deemed to be other than on account of the earliest stipulated rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such rent or pursue any other remedy provided herein or by law.

     24.2 Entire Agreement. This lease and the Exhibits attached hereto and forming a part thereof as if fully set forth herein constitute all covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and the Center and there are no covenants, promises, conditions or understandings, either oral or written, shall be deemed to be merged into this Lease. Except as herein otherwise provided, no subsequent alteration, change or addtion to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by them. This Agreement has been negotiated "at arm's length" by and between Landlord and Tenant, each having the opportunity to be represented by legal counsel of its choice and to negotiate the form and substance of this Lease, and therefore in construing the provisions of this Lease neither party will be deemed disproportionately responsible for draftsmanship.

     24.3 No Partnership. Landlord does not, in any way or for any purpose, become a partner of Tenant in the conduct of its business, or otherwise, or joint adventurer or a member of a joint enterprise with Tenant, nor does anything in this Lease confer any interest in Landlord in the conduct of Tenant's business. Nothing contained herein shall be deemed or construed by the parties hereto, or by any third party, as creating the relationship of principal and agent, or of partnership or of joint venture between the parties hereto, it being understood and agreed that neither the method of computation of rent nor any other provision contained herein, nor any acts of the parties hereto, shall be deemed to create any relationship other than that of Landlord and Tenant.

     24.4 Notices.

          (a) Any notice by Tenant to Landlord must be served by certified mail return receipt requested, addressed to Landlord at Landlord's Address as specified in Section 1.1(f) of this Lease or at such other address as Landlord may designate by written notice.

          (b) After the Commencement Date, notices by Landlord to Tenant may be given, by certified mail, return receipt requested, or by contract carrier providing proof of delivery, addressed to Tenant at the Premises or at such other address as Tenant at the Premises or at such other address as Tenant shall designate by written notice, or by delivery by Landlord to the Premises or to such other address. Prior to the Commencement Date such notice may be given by Landlord, by certified mail, return receipt requested, or by contract carrier providing proof of delivery, delivered at Tenant's Address specified in Section 1.1(p) hereof.

          (c) All notices given hereunder shall be effective and deemed to have been given upon receipt by the party to which notice is being given, said receipt being deemed to have occurred upon hand delivery or posting, or upon such date as the postal authorities shall show the notice to have been delivered, refused or undeliverable, as evidenced by the return receipt or proof of delivery. Notwithstanding any other provision hereof, Landlord shall also have the right to give notice to Tenant in any other manner provided by law. If there shall be more than one Tenant, any notice required or permitted by the terms of this Lease may be given by or to any one thereof, and shall have the same force and effect as if given to all thereof.

     24.5 Captions and Section Numbers. The captions, section numbers, and article numbers appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles of this Lease nor in any way affect this Lease.

     24.6 Use of Pronoun.

          (a) The word "Tenant" shall be deemed and taken to mean each and every person or party mentioned as a Tenant herein, and the permitted sublessees, assigns and successors thereof. The use of the neuter singular pronoun to refer to Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant shall be deemed a proper reference even though Landlord or Tenant may be an individual, a partnership, a corporation, or a group of two or more individuals or corporations. The necessary grammatical changes required to make the provisions of this Lease apply in the plural sense where there is more than one Landlord or Tenant and to either corporations, associations, partnerships, or individuals, males or females, shall in all instances be assumed as though in each case fully expressed.

          (b) The word "Landlord" as used in this Lease shall mean only the owner from time to time of Landlord's interest in this Lease. In the event of any assignment of Landlord's interest in this Lease, the assignor shall no longer be liable for the performance or observance of any agreements or conditions on the part of Landlord to be performed or observed.

     24.7 Brokers Commission. Each party represents and warrants that there are no claims for brokerage commissions or finders fees in connection with the execution of this Lease, except as listed in Section 1.1(h) of this Lease, and agrees to indemnify, defend and save the other harmless from all liabilities arising from any such claim including, without limitation, the cost of counsel fees, paralegal fees and costs in connection therewith.

     24.8 Partial Invalidity. If any term, covenant or condition of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law.

     24.9 Estoppel Certificate. Tenant agrees that it will, at any time and from time to time, within ten (10) days following written notice by Landlord specifying that it is given pursuant to this Section, execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect and stating the modifications), and the date to which the Fixed Minimum Annual Rent, Annual Percentage Rent and any other payments due hereunder from Tenant have been paid in advance, if any, and stating whether or not there are defenses or offsets claimed by Tenant and whether or not to the best knowledge of Tenant, Landlord is in default in performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such default in performance of any covenant, agreement or condition contained in this Lease, and if so specifying each such default of which Tenant may have knowledge and if requested, such financial information concerning Tenant and Tenant's business operations (and the Guarantor of this Lease, if this Lease be guaranteed) as may be reasonably requested by any mortgagee or prospective mortgagee or purchaser. The failure of Tenant to execute, acknowledge and deliver to Landlord a statement in accordance with the provisions of this Section within said ten (10) business day period shall constitute an acknowledgment by Tenant, which may be relied on by any person holding or proposing to acquire an interest in the Center or any party thereof or the Premises of this Lease from or through the other party, that this Lease is unmodified and in full force and effect and that such rents have been duly and fully paid to and including the respective due dates immediately preceding the date of such notice and shall constitute, as to any person entitled as aforesaid to rely upon such statements, waiver of any defaults which may exist prior to the date of such notice. It is agreed that nothing contained in the provisions of this Section shall constitute waiver by Landlord of any default in payment of rent or other charges existing as of the date of such notice and, unless expressly consented to in writing by Landlord, and Tenant shall still remain liable for the same. Tenant shall also have the right to obtain an estoppel certificate in a commercially reasonably form from Landlord within twenty (20) days after request.

     24.10 Recording. Tenant shall not record this Lease, or any memorandum or short form thereof, without the written consent and joinder of Landlord; and any such recording shall constitute an Event of Default.

     24.11 Liability of Landlord. Tenant shall look solely to the estate and property of Landlord in the Center for the collection of any judgment, or in connection with any other judicial process, requiring the payment of money by Landlord in the event of any default by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed and performed by Landlord, and no other property or estates of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of Tenant's remedies and rights under this Lease.

     24.12 Waiver by Tenant. Tenant expressly waives all of the following: (a) the requirement under Section 83.12 of the Florida Statutes that the plaintiff in his distress for rent action file a bond payable to Tenant in at least double the sum demanded by the plaintiff, it being understood that no bond shall be required in any such action; (b) the right of tenant under Section 83.14 of the Florida Statutes to replevy destrained property; (c) in the event of suit by or against Landlord, then the venue of such suit shall be in Palm Beach County, Florida, and Tenant hereby waives for itself whatever rights it may have in the selection of venue; (d) TRIAL BY JURY IN CONNECTION WITH THE PROCEEDINGS OR CLAIMS BROUGHT BY EITHER OF THE PARTIES AGAINST THE OTHER, AND (e) the right of non-compulsory counterclaim in any action brought by Landlord against Tenant for damages or for possession of the Premises due to nonpayment of Fixed Minimum Annual Rent or other sums required of Tenant under this Lease.

     24.13 Time of Essense. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease, or have caused the same to be executed as of the date and year first above written.

Signed, sealed and                          LANDLORD:
delivered in the presence                   CROCKER DOWNTOWN DEVELOPMENT
of:                                         ASSOCIATES, a Florida general
                                            partnership


                                            By: CROCKER MIZNER PARK I, LTD.
                                                A Florida limited partnership,
                                                General Partner


                                                By: CROCKER MIZNER PARK I,
                                                    INC., a Florida corporation,
                                                    General Partner


       [ILLEGIBLE]   2/7/92                     By: /s/ Thomas J. Crocker
- ---------------------------                         ----------------------------
                                                    Thomas J. Crocker
- ---------------------------                         President


                                            TENANT: GKN HOLDINGS CORP.


       [ILLEGIBLE]  1/28/92                 By:         [ILLEGIBLE]
- ---------------------------                     --------------------------------

- ---------------------------

                                                                       EXHIBIT A
                                                                       SITE PLAN

                             EXHIBIT B - FLOOR PLAN
                               GKN HOLDINGS CORP.

                                      NORTH

                                   EXHIBIT "C"

                  SCHEDULE OF ADJUSTMENTS IN FIXED ANNUAL RENT

                               GKN Holdings Corp.

     Suite No. 405, 1,500 Approx. Gross Leasable Sq. Ft.

The term of this Lease shall be sixty months (60) and shall begin in accordance with Section 2.4.

The rent rates and Fixed Minimum Annual Rent (stated monthly) during the initial term shall be:

PERIOD                               RATE/S.F.          RENT

Months   01-12   7/2/92 - 6/93      $16.00 NNN        $2,000.00
         13-24     7/93 - 6/94      $17.00 NNN        $2,125.00
         25-36     7/94 - 6/95      $23.34 NNN        $2,905.00
         37-48     7/95 - 6/96      $23.34 NNN        $2,905.00
         49-60     7/96 - 6/97      $23.34 NNN        $2,905.00

                                    EXHIBIT D

                              TENANT/LANDLORD WORK

                               GKN Holdings Corp.

Landlord will provide tenant with a full vanilla box, including completed concrete floors, front door, sheetrock perimeter walls, all utility conduits, plumbing stumps to accommodate bathroom fixtures.

In addition to this base package, Landlord will provide tenant with an additional allowance of $13,500 total. All construction must be done by a licensed contractor providing a Performance and Payment Bond.

                                   EXHIBIT "F"

                            RULES AND REGULATIONS FOR

                               GKN HOLDINGS CORP.

     1. The sidewalks and public portions of the Building, such as entrances, passages, courts, parking areas, elevators, vestibules, stairways, corridors or halls shall not be obtructed or encumbered by Tenant or its employees, agents, invitees or guests nor shall they be used for any purpose other than ingress and egress to and from the Premises.

     2. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, louvered openings or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord, unless installed by Landlord. No aerial or antenna shall be erected on the roof or exterior walls of the Premises or on the Building without the prior written consent of Landlord in each instance.

     3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by Tenant on any part of the outside of the Premises or Building or on corridor walls or doors or mounted on the inside of any windows without the prior written consent of Landlord. Signs on any entrance door or doors shall conform to Building standards and shall, at Tenant's expense, be inscribed, painted or affixed for Tenant by sign makers approved by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may install and/or remove same without any liability and may charge the expense incurred to Tenant.

     4. The sashes, sash doors, skylights, windows, heating, ventilating and air conditioning vents and doors that reflect or admit light and air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, or its employees, agents, invitees or guests nor shall any bottles, parcels, or other articles be placed outside of the Premises.

     5. No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the public halls, corridors or vestibules without the prior written consent of Landlord.

     6. From and after the Commencement Date, whenever Tenant shall submit to Landlord any plan, agreement or other document for Landlord's consent or approval, Tenant agrees to pay Landlord, on demand, a processing fee in a sum equal to the reasonable fee for review of the same, including the services of any architect, engineer or attorney employed by Landlord to review said plan, agreement or document.

     7. The water and wash closets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish rags, or other substances shall be thrown therein. All damages resulting from any misuse of fixtures shall be borne by the Tenant who, or whose employees, agents, invitees or guests shall have caused the same.

     8. No animals of any kind (except seeing eye dogs) shall be brought upon the Premises or Building. No cooking shall be done or permitted by Tenant on the Premises except in conformity to law and then only in the utility kitchen (if a utility kitchen was provided for in approved plans for the Premises or if Landlord has consented in writing thereto), which is to be primarily used by Tenant's employees for heating beverages and light snacks. No refrigeration or heating equipment may be placed inside the Premises without the prior written consent of Landlord in each instance. Tenant shall not cause or permit any usual or objectionable odors to be produced upon or permeate from the Premises.

     9. Tenant shall not make or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring Premises or those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. Tenant shall not throw anything out of the doors or windows or down the corridors, stairwells or elevator shafts of the Building.

     10. Neither Tenant nor any of Tenant's employees, agents, invitees or guests shall at any time bring or keep upon the Premises any inflammable, combustible or explosive substance or any chemical substance, other than reasonable amounts of cleaning fluids and solvents required in the normal operation of Tenant's business.

     11. Landlord shall have a valid pass key to all spaces within the Premises at all times during the term of this Lease. No additional locks or bolts of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any changes be made in existing locks or the mechanism thereof, without the prior written consent of the Landlord and unless and until a duplicate key is delivered to Landlord. Tenant must, upon the termination of its tenancy, restore to the Landlord all keys to stores, offices and toilet rooms, either furnished to or otherwise procured by such Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay Landlord for the cost thereof.

     12. All deliveries, removals, and/or the carrying in or out of any safes, freights, furniture or bulky matter of any description may be accomplished only within the designated service corridor through the approved loading/service area doors and during approved hours. Tenant shall assume all liability and risk with respect to such movements.

     13. Tenant shall not create or use any advertising mentioning or exhibiting any likeness of the Building without the prior written consent of Landlord.

     14. The Premises shall not be used for lodging or sleeping, or for any immoral, disreputable or illegal purposes, or for any purpose which may be dangerous to life, limb or property.

     15. Any maintenance requirements of Tenant will be attended to by Landlord only upon application at the

Landlord's office at the Building. Landlord's employees shall not perform any work or do anything outside of their regular duties, unless under specific instructions from the office of Landlord.

     16. Canvassing, soliciting and peddling within the Building or in Building Common Areas is prohibited and Tenant shall cooperate to prevent the same.

     17. In the event that, in Landlord's reasonable opinion, the replacement of ceiling titles becomes necessary after they have been removed on behalf of Tenant by telephone company installers or others (in both the Premises and the public corridors), the cost of such replacements shall be charged to Tenant on a per tile basis.

     18. All panelling or other wood products not considered furniture which Tenant shall install in the Premises shall be of fire-retardant materials. Prior to the installation of any such materials, Tenant shall submit to Landlord a satisfactory (in the reasonable opinion of Landlord) certification of such materials' fire-retardant characteristics.

     19. Usage of parking spaces shall be in common with all other Tenants of the Building and their employees, agents, invitees and guests. All parking space usage shall be subject to such reasonable rules and regulations for the proper use thereof as Landlord may prescribe. Tenant's employees, agents, invitees and guests shall abide by all posted roadway signs in and about the parking facilities.

     20. All trucks and delivery vans shall be parked in designated areas only and not parked in spaces reserved for cars. All delivery service doors are to remain closed except during the time that deliveries, garbage removal or other approved uses are taking place therein. All loading and unloading of goods shall be done only at such times, in the areas and through the entrances designated for such purposes by Landlord.

     21. Tenant shall be responsible for the removal and proper disposition of all crates, trash, boxes and items termed garbage from the Premises. The corridors, parking and delivery areas are to be kept clean from such items.

     22. Tenant shall not conduct any business or any other work connected with Tenant's business in any public areas.

     23. If and when requested by Landlord, Tenant shall, at its sole cost and expense, promptly cause the Premises to be treated for pests by a licensed pest extermination contractor.

     26. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, electric facilities or any part or appurtenance of the Premises.

     27. Tenant agrees and fully understands that the overall aesthetic appearance of the Project is of paramount importance; thus Landlord shall maintain complete aesthetic control over any and every portion of the Premises visible from outside the Premises including but not limited to all fixtures, equipment, signs, exterior lighting, plumbing fixtures, shades, awnings, merchandise, displays, art work, wall covering or any other object used in Tenant's business. Landlord's control over the visual aesthetics shall be complete and arbitrary. Landlord will notify Tenant in writing of any aesthetic deficiencies and Tenant will have seven (7) days to correct the deficiencies to Landlord satisfaction or Tenant shall be in default of this Lease and Section
19.02 shall apply.

     28. Whenever and to the extent that the above Rules and Regulations conflict with any of the rights or obligations of Tenant pursuant to the provisions of the Lease, the provisions of the Lease shall govern.

                 RIDER NO. 1 ANNEXED TO AND MADE A PART OF LEASE
              CROCKER DOWNTOWN DEVELOPMENT ASSOCIATES, AS LANDLORD
                          GKN Holdings Corp., AS TENANT
                                   DATED _____________, 19__

                         TENANT FINISH WORK REQUIREMENTS
     LANDLORD'S CONSTRUCTION COMPANY DESIGNEE COMPLETION OF ALL IMPROVEMENTS

     1. In the event Tenant elects Landlord's construction company designee to construct the improvements to the Premises, Landlord shall proceed in accordance with the Floor Plan approved by Landlord and Tenant. In connection herewith, Tenant shall furnish to Landlord, in writing, the exact location of all telephone and electrical outlets within sixty (60) days of the date hereof or accept placement of same by Landlord in its sole discretion. Tenant shall furnish to Landlord, in writing, any selections, specifications, or colors required by Tenant including but not limited to millwork, flooring, wallpaper, paint, carpet, and any other furnish details within sixty (60) days of the date hereof or accepts selection and/or installation of same by Landlord in its sole discretion.

     2. The construction of the improvements to the Premises as stated above shall proceed unless Tenant specifically requests at a meeting with a representative of Landlord (at Landlord's place of business) in writing that Landlord, if in its sole discretion deems necessary, halt all improvements to the Premises and provide Tenant information regarding the feasibility, cost, and time delay, if any (a "Change Estimate"), associated with any modification, addition, change, or deletion to the Floor Plan and Cost Estimate and Scope of Work Schedule. Tenant shall be responsible for any and all delays necessitated by halting all improvements and providing such Change Estimate information. Further, Tenant shall pay for the costs, if any, incurred with respect to such Change Estimate information including but not limited to costs related to obtaining governmental approvals, architectural/engineering fees, subcontractor costs and costs of materials.

     Tenant shall review such Change Estimate information at Landlord's place of business and Tenant shall immediately approve or disapprove such Change Estimate. Landlord's construction company designee shall only implement changes to the Floor Plan and Cost Estimate and Scope of Work Schedule specifically authorized in writing by Tenant. Tenant shall be responsible for any delay(s) and/or increase in the cost of the improvements to the Premises resulting from changes to the Floor Plan and Cost Estimate and Scope of Work Schedule.

     3. Exhibit D to the Lease may provide an allowance for construction of certain of the improvements to the Premises. Tenant shall not receive cash or any credit against Fixed Minimum Annual Rent or Additional Rent for any unused portion of such allowance.

     4. Tenant shall adopt a schedule for construction and installation of any work to be performed by Tenant's contractor in conformance with the schedule of Landlord's contractor and conduct its work in such a manner as to maintain harmonious labor relations and not as to unreasonably interfere with or delay the work of Landlord's contractor. All of Tenant's contractors and subcontractors shall employ union labor if required by Landlord. All said work and labor to be performed by Tenant shall be subject to the administrative supervision of Landlord's contractor (at no cost or expense to Tenant for such administrative supervision).

     5. Landlord shall give to Tenant and Tenant's contractors and subcontractors access and entry to the Premises, reasonable use of the Building facilities (including loading platforms, lifts, freight elevators, temporary power, facilities for storage and protection of materials and all other facilities available to subcontractors of Landlord's general contractor to the same extent and upon the same terms and conditions as such facilities are available for the use of subcontractors of Landlord's general contractor, in order to allow Tenant to adapt the Premises for Tenant's use.

     6. Tenant shall not be allowed to install any plumbing, mechanical work, electrical wiring or fixtures, or modify, alter or install any apparatus which would affect the Building's systems (other than those previously approved in writing in connection with Landlord's approval of the Floor Plans) without the prior written approval of Landlord in each instance.

     8. Any difference between the tenant finish work allowance stated in Exhibit D and the total cost for tenant improvements shall be paid by Tenant to Landlord prior to Tenant's occupancy of the Premises. Tenant shall not receive cash or any credit against Fixed Minimum Annual Rent or Additional Rent for any unused portion of such fixed price tenant finish work allowance. Any increase in the cost of the improvements to the Premises resulting from modifications, additions, changes or deletions authorized in writing by Tenant shall be paid to Landlord, at Landlord's option, upon authorization of any changes or prior to Tenant's taking possession of the Premises or any portion thereof. Until Landlord has received full payment for any such increases and proof of insurance as required under the Lease, Tenant shall not be permitted to occupy the Premises notwithstanding that Tenant's obligation to pay Fixed Minimum Annual Rent and Additional Rent under the Lease remain in full force and effect. Additionally, no less than three (3) days prior to Tenant's occupancy of the Premises, Landlord's construction company designee and Tenant shall agree upon any punchlist or insubstantial details of construction, decoration or mechanical adjustment remaining to be performed, completed, repaired or adjusted (based upon the construction standards prevailing in the county for similar property), and the existence of such punchlist items shall not in any event constitute a basis for postponing the commencement of the term of, or the accrual of rent pursuant to, the Lease, provided, however, that none of the punchlist items would interfere with Tenant's ability to do its work or open for and conduct its business.

                         RIDER NO. 2 TO LEASE AGREEMENT
                                     BETWEEN
               CROCKER DOWNTOWN DEVELOPMENT ASSOCIATES AS LANDLORD
                                       AND
                          GKN HOLDINGS CORP. AS TENANT

     In accordance with the requirements of Florida Statutes Section 404.056(8), the following notice is hereby given:

     RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon testing may be obtained from your county public health unit.

                                          LANDLORD: CROCKER DOWNTOWN DEVELOPMENT
                                                    ASSOCIATES


                                          /s/ Thomas J. Crocker
                                          --------------------------------------

                                          By: Thomas J. Crocker, President
                                          --------------------------------------

                                          TENANT: GKN HOLDINGS CORP.


                                          --------------------------------------

                                          By:       [ILLEGIBLE]
                                             -----------------------------------

                RIDER NO. 3 ANNEXED TO AND MADE A PART OF LEASE
          BETWEEN CROCKER DOWNTOWN DEVELOPMENT ASSOCIATES, AS LANDLORD
                                       AND
                          GKN HOLDINGS CORP., AS TENANT
                            DATED ____________, 19__

                                 RENEWAL OPTION

     Landlord hereby grants to Tenant, so long as Tenant shall not be in default of any terms, covenants, payments or conditions of this Lease, the right and option to renew the term of this Lease for two (2) periods of sixty (60) months each (the "Renewal Term(s)"), commencing upon the expiration of the initial term of this Lease. The terms of Lease during the Renewal Term(s) shall be upon the same terms and conditions as during the initial term hereof, except that the Fixed Minimum Annual Rent payable by Tenant during each twelve (12) months of the Renewal Term(s) shall be ninety percent (90%) of the then prevailing market rate.

     If Landlord and Tenant fail to agree on the Fixed Annual Rent for each year of the Renewal Term(s) within thirty (30) days after Tenant's exercise of its option to renew, Landlord and Tenant shall each designate a MAI Appraiser to request a valuation of the fair market rental value of the Premises for the coming Renewal Term. On the failure of either party to designate an appraiser within sixty (60) days after Tenant's exercise of its option to renew, the other party shall have the right to designate an appraiser for the non-designating party. Each party shall advise the other of the choice of appraiser. Each party shall bear the expense of its designated appraiser and shall furnish the other party with a copy of its completed appraisal. The Fixed Annual Rent for each year of the coming Renewal Term shall be the average of the fair market rental value established by the two appraisals, provided, however, in the event the parties fail to agree that such average is a fair rental for the Premises and the two appraisals differ by more than $1.00 per square foot, then and in that event, a third appraiser shall be mutually selected by the first two appraisers. The third appraiser shall establish the Fixed Annual Rent for each year of the coming Renewal Term by selecting the valuation of one or the other of the first two appraisers. The third appraiser shall not have the right to establish any other rental rate. The Fixed Annual Rent for each year of the coming Renewal Term as determined by the third appraiser shall be final and binding on the parties. The expense of the third appraiser shall be shared equally by Landlord and Tenant.

     Tenant shall exercise its option to any Renewal Term, if at all, by written notice to Landlord received by Landlord on or before six (6) months prior to the expiration of the existing term. Tenant may not exercise its option to renew during any period in which Tenant is in default of this Lease beyond applicable grace period, and upon any such default hereunder by Tenant, Landlord may revoke any extension option of Tenant remaining hereunder. Failure of Tenant to duly and timely exercise its renewal options hereunder shall be conclusively deemed to constitute a waiver of all renewal rights of Tenant hereunder. Failure of Tenant to exercise any renewal option shall be deemed a waiver of Tenant's right to any further or future renewal options.

                 RIDER NO. 4 ANNEXED TO AND MADE A PART OF LEASE
           BETWEEN CROCKER DOWNTOWN DEVELOPMENT ASSOCIATES, AS LANDLORD
                                       AND
                          GKN HOLDINGS CORP., AS TENANT
                           DATED _______________, 19__

                            Subletting and Assignment

     Supplementing the provisions set forth in Section 13 of this Lease, after the first three (3) years of the Lease Term, Landlord shall not unreasonably withhold its consent to Tenant's request to assign the Lease or sublet a portion of the Premises, or any part of the Premises provided that the following terms and conditions are satisfied.

     1. Tenant shall submit in writing to Landlord, not later than thirty (30) days prior to any anticipated assignment or subletting, (i) the name and address of the proposed assignee or sublessee, (ii) a counterpart of the proposed assignment or sublease, (iii) reasonably satisfactory information as to the nature and character of the business of the proposed assignee or sublessee, and as to the nature and character of its proposed use of the space, and (iv) banking, financial or other credit information relating to the proposed assignee or sublessee reasonably sufficient to enable Landlord to reasonably determine the financial responsibility and character of the proposed assignee or sublessee. The information submitted in accordance with this paragraph must indicate that the assignee or sublessee is, in Landlord's sole opinion, compatible with the nature and quality of the other tenants of the Project, and the financial ability of the assignee or sublessee is, in Landlord's sole opinion, sufficient to perform the monetary obligations under the Lease.

     2. There shall be no default by Tenant, beyond any grace period, under any of the terms, covenants and conditions of this Lease at the time that Landlord's consent to any such assignment or subletting is requested and on the date of the commencement of the term of any such proposed assignment or sublease.

     3. Any such assignment or sublease shall provide that the assignee or sublessee shall comply with all applicable terms and conditions of this Lease to be performed by Tenant hereunder and the form and substance of the proposed agreement shall be reasonably satisfactory to Landlord's attorney in all other respects.

     4. In no event shall the rent, additional rent or other consideration payable under the proposed assignment or sublease be less than the Fixed Annual Rent and all forms of additional rent due hereunder (or a pro rata portion thereof based upon the square footage subleased) then being paid by Tenant to Landlord under this Lease.

     5. No assignment or subletting shall be made:

          (a) To any person or entity which shall at that time be a tenant, subtenant or other occupant of any part of the Project, or who dealt with Landlord (directly or through a broker) with respect to space in the Project during the six (6) months immediately preceding Tenant's request for Landlord's consent;

          (b) By the legal representatives or successors in interest, by operation of law, of the Tenant, except in compliance with the provisions of this Rider; or

          (c) To any person or entity for the conduct of a business which is not in keeping with the standards and the general character of the Project.

          (d) Where Tenant, assignee or sublessee has an interest in the possession, use, occupancy, or utilization of the Premises which provide for rental or other payments for such use, occupancy, or utilization based, in whole or in part, on the net income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts of sales), and any such proposed lease, assignment, sublease, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

     6. In the event that Tenant effects such assignment or subletting, then Tenant thereafter shall pay to Landlord any rent, additional rent or other consideration paid to Tenant by any assignee or sublessee which is in excess of the rent then being paid by Tenant to Landlord under this Lease for the portion of the Premises so assigned or sublet (on a pro-rated, square footage basis). All sums payable hereunder by Tenant shall be payable to Landlord as additional rent immediately upon receipt thereof by Tenant.

     7. In the event that Tenant effects a subletting, then, at any time Tenant shall be in default under the Lease, all rental payments of any kind due Tenant/sublessor from the sublessee shall be paid directly to the Lessor, until such time that the default is cured. Tenant shall deliver a fully-executed photographic copy of any assignment or sublease to Landlord within ten (10) days of its execution.

     8. The permitted use of the Premises shall not change and no other or further assignment or subletting of the Premises shall be made except in compliance with the provisions of this Rider.

     9. Tenant shall remain liable to Landlord for the prompt and continuing payment of all forms of rent, additional rent or considerations payable under this Lease.

     10. Notwithstanding anything hereinabove contained or contained in the body of the Lease, Landlord agrees that an assignment of this Lease which is delivered simultaneously to and in connection with assignments of substantially all of the other assets of Tenant, to a single person or entity, so as to effect an "asset transfer" of Tenant, shall not be an assignment as to which Landlord's consent is required and such assignment can be made without Landlord's consent, provided that Landlord shall be given not less than ten days prior written notice of any such assignment.

                 RIDER NO. 5 ANNEXED TO AND MADE A PART OF LEASE
          BETWEEN CROCKER DOWNTOWN DEVELOPMENT ASSOCIATES, AS LANDLORD
                                       AND
                          GKN HOLDINGS CORP., AS TENANT
                             DATED ___________, 19__

                           TENANT'S RIGHT TO TERMINATE

     Provided Tenant shall not be in default under the Lease, at any time after the expiration of the first Lease Year, the Tenant shall have the right, on one hundred twenty (120) days prior written notice to the Landlord, to terminate this Lease Agreement as of the end of the aforementioned one hundred twenty
(120) day notice period. In order to exercise this option to terminate, the Tenant shall pay all costs related to the removal of the interior staircase and the enclosure of slab staircase opening, the removal of exterior sign on west elevation of the Building and shall forfeit Tenant's Security Deposit. Tenant shall be responsible for restoring the Building facade and interior space upon completion of the work set forth above.